TRADEMARK LICENSE AGREEMENT

BY AND BETWEEN

HP Inc. AND Life Clips, Inc.

This Trademark License Agreement (this “Agreement”) is made effective as of September 15, 2016 (the “Effective Date”), by and between HP Inc., a corporation established under the laws of the State of Delaware, with a place of business at 1501 Page Mill Road, Palo Alto, California 94304, U.S.A. (“HP”) and Life Clips, Inc. a corporation established under the laws of the State of Wyoming whose address is 233 S. Sharon Amity Rd. Suite 201, Charlotte, NC 28211 (“LICENSEE”). HP and LICENSEE are each individually referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, LICENSEE sources, markets, sells, and distributes high-quality action cameras and would like to source, market, sell and distribute certain of these products under trademarks that are controlled by Hewlett-Packard Development Company, L.P. (“HPDC”) and are licensed to HP, and

WHEREAS, HP has the right and is willing to grant to LICENSEE a sublicense to market, sell and distribute certain of LICENSEE’s products under certain of these HP trademarks, subject to all the terms and conditions set forth in this Agreement,

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and agreements set forth in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby covenant and agree as follows:

AGREEMENT

1	Definitions.

Terms with initial capital letters defined in this Section 1 and parenthetically elsewhere in this Agreement, whether singular or plural, shall have the same meaning throughout this Agreement. These definitions shall serve to define or limit the scope of this Agreement only and shall not be construed as defining or limiting the scope of any other agreements between the Parties. All terms not otherwise defined herein shall have their ordinary meaning.

1.1.	“Affiliate” means any Entity directly or indirectly, in whole or in part, or through one or more intermediaries, owning, controlling, controlled by, or under common control with HP, LICENSEE or LICENSEE, as the case may be. In addition, an Entity shall be deemed to own or control another Entity if it owns more than 50% of the common stock or other interest representing the right to vote for the election of managing authority of the other Entity (or, in any jurisdiction where local law does not permit ownership of more than 50% of such interest, then if it owns the maximum interest permitted by law).

1.2.	“Amendment” means an Amendment to this Agreement that meets the requirements of Section 22.13.

1.3.	“Approved Distribution Partner” means solely those distributors (including listed commercial distributors, wholesale distributors, retail or other customers who will function as distributors, resellers (including both “brick and mortar” and “click and mortar,” i.e., Internet, resellers) and value added resellers) that, with the prior written consent of HP, in its sole discretion, have been approved and are set forth on Exhibit 6 (as such list of distributors may be amended from time to time in writing, with approval by HP in its sole discretion).

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1.4.	“Approved Supplier” means the Suppliers identified on Exhibit 1 as responsible for final assembled HP Branded Products or principal subassemblies thereof.

1.5.	“Bundled Products” shall have the meaning indicated in Section 21.

1.6.	“Claim” means any and all direct and indirect claims, demands, actions, causes of action, suits, rights of recovery, damages, debts, accounts, costs, losses, liabilities, costs and expenses including, without limitation, court costs, attorneys’ fees and expenses, and other costs of defense (e.g. expert witness fees) of any kind or nature, whether based on contract, in tort (including negligence), or pursuant to any violation of any laws and whether foreseeable or unforeseeable.

1.7.	“Confidential Information” means the non-public proprietary information of a Party disclosed to the other Party, as further described in Section 20.

1.8.	“Critical Quality Issue” shall have the meaning indicated in Section 8.9.

1.9.	“Cure Period” shall have the meaning indicated in Section 15.1.2.

1.10.	“Disclosed Information” means the Confidential Information disclosed by the Discloser to the Recipient during the Disclosure Period, as further described in Section 20.

1.11.	“Discloser” means the Party disclosing Confidential Information to the Recipient, as further described in Section 20.

1.12.	“Disclosure Period” means the period of time during which Confidential Information may be disclosed under this Agreement, as further described in Section 20.

1.13.	“Entity” means any individual natural person, firm, company, registered company, corporation, limited liability company, joint stock company, joint venture, association, trust, limited liability partnership, limited partnership, or partnership, or similar legal structure.

1.14.	“Gross Revenue” means, the aggregate gross invoice price of HP Branded Products by LICENSEE or any Affiliate of Licensee to any recipient that is not an Affiliate of Licensee, whether or not recognized as revenue for other purposes, including, without limitation, the aggregate gross invoice price for all sales to Approved Distribution Partners and other customers of any kind.

1.15.	“HP Branded Product” means those products and services that have been approved by HP for sale, distribution, and/or performance by LICENSEE under the HP Trademarks and are listed in Exhibit 1.

1.16.	“HP Brand Portal” means the Web-based resource governing HP’s corporate identity that is made available generally to HP suppliers, licensees and other business partners and that currently can be found at the link provided in Section 4.1.

1.17.	“HP Business Partner Insignia” shall have the meaning indicated in Section 4.4.

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1.18.	“HP Creative Resource Library” means the then-current guidelines for use of the HPDC Trademarks in relation to design and creative work that are made available to Licensee by HP, as designated by the HP Program Manager.

1.19.	“HP Designated Agent” means a third party to whom HP may, in its sole discretion, delegate certain HP rights and responsibilities under this Agreement. HP’s initial Designated Agent for this transaction is Leveraged Marketing Corporation of America, a New York corporation, having its principal office at 156 West 56th Street, New York, New York 10019. HP may change the HP Designated Agent and any applicable addresses or payment locations by simple written notice to Licensee, without any requirement that this Agreement be amended.

1.20.	“HP Qualification” shall have the meaning indicated in Section 11.1.

1.21.	“HP Trademark” means those trademarks, service marks, marks, logos, insignia, designs, names or other symbols and branding as set forth in Exhibit 2 as “HP Trademarks”, and such other trademarks, service marks, marks, logos, insignia, designs, names or other symbols and branding as may be added to Exhibit 2 from time to time by an amendment to this Agreement.

1.22.	“HP Trademark Guidelines” means the then-current written specifications and instructions made available to Licensee by HP which govern the display and appearance of the HP Trademarks, as designated by the HP Program Manager.

1.23.	“Indemnified HP Parties” shall have the meaning indicated in Section 19.1.

1.24.	“Indemnified Licensee Parties” shall have the meaning indicated in Section 19.2.

1.25.	“Inventory Exhaustion Period” shall have the meaning indicated in Section 15.3.

1.26.	“Legal Product” shall have the meaning indicated in Section 8.5.

1.27.	“Legal Product Issue” shall have the meaning indicated in Section 8.9.

1.28.	“Licensee” means, collectively, LICENSEE and LICENSEE and each of its Affiliates.

1.29.	“Limited Warranty” shall have the meaning indicated in Section 10.11.

1.30.	“Minimum Annual Royalty” means the total of the Minimum Quarterly Royalties for a calendar year.

1.31.	“Minimum Quarterly Royalty” means the minimum amount of monetary royalties (in U.S. dollars) that Licensee shall pay HP each calendar quarter as further provided in Section 13.1 and in Exhibit 3.

1.32.	“Net Revenue” means Gross Revenue minus credits granted for HP Branded Product returns.

1.33.	“Non-Confidential Information” is all information disclosed to a Party that is not Confidential Information, as further provided in Section 20.

1.34.	“OTD Percentage” shall have the meaning indicated in Section 10.7.1.

1.35.	“Other Brand Licensing Arrangements” shall have the meaning indicated in Section 3.5.

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1.36.	“Packaging and Advertising Materials” mean promotional, advertising, flyers, documentation, collateral and packaging material related to the HP Branded Products as described in this Agreement.

1.37.	“Personal Data” means any information related to any identified or identifiable natural person, including HP’s employees, customers, subcontractors, partners or any other third party (including such third parties’ employees) and any other additional data deemed as personal data under the applicable personal data protection laws, which is available to Licensee pursuant to this Agreement.

1.38.	“Program Manager” shall mean the HP or Licensee representative designated pursuant to Section 9.

1.39.	“Protection Period” means the period that the Recipient must keep the Confidential Information in confidence, as further described in Section 20.

1.40.	“Quality Standards” shall have the meaning indicated in Section 8.1.

1.41.	“Recipient” means the Party receiving Confidential Information from the Discloser, as further described in Section 20.

1.42.	“Safe Product” shall have the meaning indicated in Section 8.5.

1.43.	“Royalty Report” shall have the meaning indicated in Section 13.5.

1.44.	“Safe Product Issue” shall have the meaning indicated in Section 8.9.

1.45.	“Supplier” means any provider of product, components, materials or services to Licensee, including, but not limited to, Approved Suppliers.

1.46.	“Taxes” means and includes sales and use taxes, value added tax, consumption tax, excise tax, withholding tax and any other taxes, duties, tariffs, import and export fees imposed by any jurisdiction worldwide.

1.47.	“Term” means the time period during which this Agreement is effective among the Parties as stated in Section 2.

1.48.	“Territory” means only those countries or jurisdictions listed in Exhibit 5. The Parties may expand the Territory only by an Amendment to this Agreement.

1.49.	“Trademark Misuse” will have the meaning indicated in Section 15.1.1.

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2.	Term.

Unless sooner terminated as hereinafter provided, the initial term of this Agreement shall be from the Effective Date until December 31, 2019 (the “Initial Term”) and shall thereafter automatically renew for an additional two year term (“Renewal Term”) unless Licensee gives HP written notice of non-renewal 180 days prior to expiration of the Initial Term (the Initial Term and the Renewal Term are collectively referred as the “Term”).

3.	HP Limited Trademark License.

3.1.	Limited Trademark License: HP Trademarks. Provided that Licensee fully performs all of its obligations under this Agreement and complies with all conditions applicable to Licensee hereunder, HP hereby grants to LICENSEE (only and not to any other Entity) a non-exclusive, non-assignable, non-transferable, royalty-bearing, personal and limited license (without the right to further sublicense to any Entity) to use, reproduce and display the HP Trademarks in the Territory during the Term (subject to Section 15.3) only (i) on the HP Branded Products distributed by LICENSEE to Approved Distribution Partners and end user customers; (ii) on the Packaging, Advertising Materials and On-line Websites used by LICENSEE in connection with the marketing, sale, promotion and distribution of the HP Branded Products; and (iii) on LICENSEE employee business cards (subject to Section 4.5).

Notwithstanding the non-exclusivity of the grant of the license under this Section 3.1, HP covenants not to grant new licenses or renew licenses to the Licensed Trademarks for HP Branded Products to third parties in the Territory during the Term of this Agreement, but only if the Licensee is in full compliance with all terms and conditions of this Agreement, including payment of Royalties due.

3.2.	No Additional License. Except as set forth in Sections 3.1 and 3.2 of this Agreement, no other rights or licenses, expressed or implied, in any copyright, patent, trademark, service mark, trade secret, know-how, trade name or other intellectual property right are granted to LICENSEE under this Agreement, whether by implication, estoppel or otherwise, and Licensee expressly agrees that it will not infringe any such rights of HP or HPDC. The Parties to this Agreement acknowledge and agree that HP has the exclusive right to determine infringement of any of its intellectual property in its sole discretion. For avoidance of doubt, no rights or licenses, express or implied, in any copyright, patent, trademark, service mark, trade secret, know-how, trade name or other intellectual property right is granted to LICENSEE under this Agreement, whether by implication, estoppels or otherwise.

3.3.	Non-Assignment. This limited trademark license is personal to LICENSEE. LICENSEE may not delegate any of its duties, or sell, transfer, assign, sublicense or otherwise dispose of the limited license granted herein without the prior written consent of HP. Any purported assignment or transfer of this limited license made without HP’s prior written consent memorialized in an Amendment to this Agreement shall be void.

3.4.	Territory Limitations. Licensee shall not use, reproduce or display the HP Trademarks in any manner outside the Territory. Licensee shall not sell or distribute, directly or indirectly, HP Branded Products outside the Territory and shall not sell or otherwise provide any merchandise bearing HP Trademarks to Entities that intend or are likely to resell them outside the Territory. Licensee will take all necessary action to prevent Licensee distributors, resellers, customers and Suppliers from selling HP Branded Products outside the Territory.

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3.5.	Exclusivity by LICENSEE. LICENSEE is prohibited from marketing, distributing and selling products within the Field of Use under either its own brand(s) or other brand(s) acquired through a license or otherwise in the Territory

4.	HP Trademark Use Restrictions.

4.1.	HP Trademark Usage. LICENSEE’s use of the HP Trademarks shall be in accordance with applicable trademark law and shall comply in all respects with then-current HP trademark requirements contained in the HP Trademark Guidelines and HP Creative Resource Library displayed on the HP Brand Portal, which can be found at:

http://www.hp.com/go/hpexperience

HP may modify or add to the HP Trademark Guidelines or HP Creative Resource Library at its sole discretion from time to time, and at any time. Notwithstanding Section 22.13, HP may change or replace the HP Trademarks at any time upon written notice to Licensee. Such modifications, additions, changes or replacements to the HP Trademark Guidelines, HP Creative Resource Library or HP Trademarks will not apply to any formerly compliant HP Branded Products, Packaging and Advertising Materials or business cards that are on hand or on order at the time notice is provided. Licensee shall implement all such modifications, additions, changes or replacements with respect to all new HP Branded Products, Packaging and Advertising Materials and business cards no later than 60 days after receipt of notice from HP (but up to 120 days after receipt of notice for HP Branded Products, Packaging and Advertising Materials and business cards that are already in production where such a modification, addition or change would result in unreasonable cost).

4.2.	HP Portal. HP will provide certain of LICENSEE’s employees with access to the HP Brand Portal, resident on HP’s HP.com domain, which contains the HP Trademark Guidelines and the HP Creative Resource Library. The content of the HP Brand Portal shall be regarded as HP Confidential Information and protected as such in keeping with Section 20. Access to the content and material within the HP Brand Portal will be provided only to named and HP-approved LICENSEE employees. The named and HP-approved LICENSEE employees must comply with all HP Brand identity standards and guidelines as outlined on the HP Brand Portal and complete a required online training course. All HP Brand Portal users will also need to gain account and password clearance from an HP Program Manager.

4.3.	Brand Identity. Licensee will observe and protect the HP Trademarks and the HP Brand identity by complying with the HP Trademark Guidelines and the HP Creative Resource Library. Licensee will ensure that all HP Branded Products distributed by Licensee use only the HP Trademarks and only HP-approved artwork, packaging, and labeling. Licensee will maintain strict control over HP artwork, silk screens, and related materials and handle the same as HP Confidential Information not to be provided to or used by any other Entity without HP’s prior written consent. Licensee may not use the HP Trademarks or display the HP Trademarks on Packaging and Advertising Materials in a manner that is not fair or accurate, or is likely to confuse or mislead, or which might reflect negatively on the HP Trademarks or HP. Except as provided in this Agreement, Licensee agrees not to affix, or allow third parties to affix, the HP Trademarks to products other than the HP Branded Products or the associated Packaging and Advertising Materials. Licensee agrees not to use any other trademark or service mark in proximity to an HP Trademark or combine the marks so as to create a composite mark.

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4.4.	HP Business Partner Insignia. LICENSEE may, consistent with HP Trademark Guidelines and the HP Creative Resource Library, display the HP Trademark identified by HP as the HP Business Partner Insignia (“HP Business Partner Insignia”) on LICENSEE business cards used by LICENSEE employees selling HP Branded Products, and for no other purpose. All such LICENSEE business cards bearing the HP Business Partner Insignia are subject to prior written approval by an HP Program Manager. Business cards that bear an HP Business Partner Insignia must also bear LICENSEE’s corporate name and logo. LICENSEE will not use or distribute business cards bearing the HP Business Partner Insignia in a manner likely to confuse recipients as to the responsibility of LICENSEE for any transactions conducted or liabilities incurred while doing business hereunder. HP’s permission to LICENSEE to use the HP Business Partner Insignia does not entitle LICENSEE to any rights or benefits that may be granted to third parties under HP’s Business Partner Program, or any rights or benefits not provided in this Agreement.

4.5.	No Other Marks or Logos. Except for LICENSEE’s corporate name and logo on LICENSEE employee business cards and except as otherwise required by law, Licensee will not include any trademarks, service marks, marks, logos, insignias, designs, names or symbols other than an HP Trademark on any HP Branded Product, on the Packaging and Advertising Materials, or on Licensee employee’s business cards, provided, however, that Licensee may include such safety, environmental, or industry standard logos, or similar logos or marks as are approved in writing in advance by an HP Program Manager

5.	No Ownership of HP Trademarks.

Licensee agrees that LICENSEE’s use of the HP Trademarks as provided herein shall not create any ownership right in Licensee to the HP Trademarks, and all uses of the HP Trademarks by LICENSEE and all goodwill associated with the HP Trademarks will inure to the benefit of HP or its licensors. Licensee agrees that it will do nothing inconsistent with the ownership of the HP Trademarks by HP or its licensors. Licensee will not attack or challenge in any manner or in any country (i) the validity of the HP Trademarks; (ii) HP’s or its licensors’ ownership of the HP Trademarks; (iii) HP’s or its licensors’ right to use the HP Trademarks; or (iv) applications or registrations for the HP Trademarks. Licensee will not use or attempt to register the HP Trademarks, or any mark or name substantially similar to the HP Trademarks, as a trademark, service mark, trade name, domain name, or social media site (including but not limited to, for example, Facebook or Twitter) name in any jurisdiction, and will not incorporate the HP Trademarks, or any mark or name substantially similar to the HP Trademarks, into its trade, business, domain names, or social media site names in any jurisdiction. Notwithstanding the foregoing, HP may in HP’s sole discretion allow LICENSEE to use a domain name url containing HP Trademarks under license, or provide a direct link from HP’s domain (with a url containing HP Trademarks) to LICENCEE’s domain (with a url not containing HP Trademarks).

6	Trademark Infringement Proceedings and Registration.

HP shall have the sole right and full discretion to bring legal or administrative proceedings to enforce HP’s trademark rights including actions for trademark infringement or unfair competition involving the HP Trademarks. Licensee shall give prompt notice to HP, in writing, of any suspected infringement of the HP Trademarks that comes to Licensee’s attention, including any Entities importing any products improperly bearing HP Trademarks into any part of the Territory.

6.1	Licensee is not entitled to require HP or its licensors to take action to enforce their rights in the HP Trademarks, nor to take any such action itself. Any damages recovered as a result of any legal proceeding or settlement brought by HP or its licensors shall belong solely to HP or its licensors.

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6.2	HP may, at its sole discretion, eliminate any countries or jurisdiction(s) from the Territory if it determines that use of the HP Trademarks in such countries or jurisdiction(s) may subject HP, its licensors or Licensee to legal liability. Upon receipt of written notice from HP, Licensee will cease all use of the HP Trademarks in such countries or jurisdiction(s). In the event Licensee is required to cease use of the HP Trademarks in any countries or jurisdiction(s) pursunt to the terms of this subsection, then the Minimun Quarterly Royalties and Minimum Annual Royalties listed in Exhibit 3 shall be reduced in proportion to the ratio of Licensee’s sales of HP Branded Products in the country or jurisdiction(s) at issue in the prior two calendar quarters to its total sales of HP Branded Products in the Territory in said calendar quarters.

7	Assignment of Interest.

Licensee agrees that if it has obtained or obtains in the future, in any country, any ownership right, title or interest in any marks which are confusingly similar to any HP Trademark, Licensee will, if possible, assign such mark to HP or its licensors, or any other HP Affiliate, as determined by HP. Licensee agrees to execute any and all instruments deemed by HP or its attorneys or representatives to be necessary to transfer such right, title or interest to HP or an HP Affiliate to protect HP or the HP Affiliate’s right, title and interest in such marks. Licensee will not register or maintain in any country any domain name or social media site name which (i) incorporates any HP Trademark (or any mark or name which is confusingly similar to any HP Trademark), (ii) is confusingly similar to any HP domain name or social media site name, or (iii) may create the false impression that such domain or social media site name is maintained by HP; and if Licensee obtains any rights in any domain name or social media site name in violation of the foregoing, Licensee will assign and transfer any such rights to HP or an HP Affiliate, as determined by HP, and will execute any and all instruments deemed by HP or its attorneys to be necessary to such assignment.

8	Quality Control and Samples.

8.1	Quality Standards. Licensee will maintain the quality of HP Branded Products that are sold or otherwise distributed, or Services performed, under this Agreement at a level that meets or exceeds the quality of any samples provided by HP and in full conformity with the quality standards, product specifications and other requirements referenced in this Agreement (the “Quality Standards”). Certain of the Quality Standards are provided in Section 10.6 and Exhibit 11.

8.2	Non-Conforming Products. If any HP Branded Products do not comply with the Quality Standards, and cannot be made to comply by repair or rework by LICENSEE, then at HP’s option, either (i) HP Trademarks will be removed from all such noncompliant products to HP’s reasonable satisfaction or (ii) all such noncompliant products will be destroyed at HP’s direction and at Licensee’s expense.

8.3	Quality and Social/Environmental/Regulatory (SER) Audit and Inspection. Licensee agrees that either or both of HP and HP Designated Agent will have the right to audit all facilities where HP Branded Products and components of those products are manufactured and assembled. Manufacturing, assembly, warehousing and distribution processes and facilities may be audited and inspected upon request and at a minimum once per year during normal working hours, with no less than seven days advance notice and at any time during the Term. Licensee will ensure that either or both of HP and HP Designated Agent has the right to audit and inspect all suppliers of HP Branded Products and any associated component suppliers of HP Branded Products as provided above.

8.4	Quality Audit Funding. Licensee will fund a maximum of one audit per year related to product quality and SER by an approved HP 3rd party quality/SER audit company. Licensee will also fund any follow-up audits related to critical issues identified during the yearly audit to ensure resolution compliance.

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8.5	Safe and Legal Products. Licensee is responsible for the design, manufacture and delivery of safe and legal products. Safe product (“Safe Product”) means that HP Branded Products are designed and manufactured in such a manner that the product delivered to the customer will not, as a result of defects in their design, manufacture, packaging, labeling or accompanying instructions, cause physical injury or damage to property external to the product in the course of its intended use or foreseeable misuse. Legal product (“Legal Product”) means that an HP Branded Product meets or exceeds any applicable governmental product technical regulations or product safety requirements in the jurisdiction in which the HP Branded Product is sold. This includes, without limitation, corresponding conformity assessment requirements for testing, attestation statements, marks and labels and ongoing evaluation of compliance. Licensee covenants that all HP Branded Products will be Safe Products and Legal Products. Without limiting the foregoing, Licensee will obtain all test reports and regulatory approvals required for an HP Branded Product in a given jurisdiction before shipping the HP Branded Product into that jurisdiction, and will archive test reports and approvals so they are readily retrievable for ten years following the end of product support life.

8.6	Product Complaints. Upon becoming aware of (i) any complaints by a governmental body with regard to any HP Branded Product, or (ii) any significant pattern of complaints by consumers with regard to any HP Branded Products, Licensee will immediately inform HP and HP Designated Agent in writing and subsequently keep HP and HP Designated Agent apprised regarding the status and resolution thereof. Licensee will resolve any such complaints in a fair and expeditious manner.

8.7	Data. Licensee shall provide HP with the product quality data reports (final inspection yields and top five failures) for any production line for HP Branded Products within 14 days after HP’s prior written request. Data must represent at least the previous three months’ production, or from start of new production if less than three months.

8.8	HP Branded Product Samples. Licensee will provide a reasonable quantity of each type of HP Branded Product or each production line sampled free of charge to HP within ten days after HP’s written request.

8.9	Shipment Hold and Recall of HP Branded Products. In the event that (a) HP Branded Products are not Safe Products (a “Safe Product Issue”), (b) HP Branded Products are not Legal Products (a “Legal Product Issue”) or (c) HP Branded Products fail to comply with the Quality Standards or Licensee quality requirements and such failure to comply can be expected to have a material adverse impact on customer satisfaction or the quality, functionality or performance of the affected HP Branded Products (a “Critical Quality Issue”), HP shall have the right to require Licensee to place a hold on future shipments of the affected HP Branded Products, or suspend performance of included Services, until the problem is resolved to HP’s reasonable satisfaction. If a Safe Product Issue presents a substantial risk of personal injury, death or damage external to the HP Branded Product, unless affected units are recalled, HP shall have the right to require a recall of affected units in addition to the right to compel the shipment hold. HP’s “right to require” under the preceding sentences shall be exercised in HP’s reasonable judgment based on substantial evidence as determined by HP. Additionally, HP shall have the right to require a recall of affected units as the result of the order of a government agency, a court decision or the settlement of a class action lawsuit. Any recall required by HP shall be reasonable in scope. Licensee will maintain an effective means to quarantine, remove, and recall from the entire supply chain (starting from the factory and continuing through resellers) any shipment, production lot, stock keeping unit (SKU) or any other HP Branded Product found to be defective or non-compliant in any material respects with the requirements of this Agreement. HP reserves the right to initiate the processes described in this Section 8.9 in the event Licensee fails to act in a timely manner regardless of whether the triggering issue is discovered as the result of routine quality monitoring, customer complaints or other means. All costs and expenses associated with any shipment hold or recall under this Section 8.9 caused by conduct of Licensee in violation of this Agreement shall be borne solely by Licensee, and Licensee shall reimburse HP for any and all costs and expenses incurred as a result of same. Licensee shall not be responsible for any costs or expenses associated with any shipment hold or recall that are not caused by conduct of the Licensee in violation of this Agreement. For the avoidance of doubt LICENSEE shall be responsible for costs and expenses iincluding, but not limited to, those resulting from actions required due to a Safe Product Issue, Legal Product Issue, and/or Critical Quality Issue.

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9	Program Managers.

HP and LICENSEE shall each appoint a representative authorized to coordinate its obligations and activities hereunder, and to review and approve all elements and items designated by this Agreement as requiring the approval of a Program Manager. In addition, either Party may appoint an Alternate who will be authorized to act on behalf of that Party’s Program Manager. Either Party may rely on any act, decision or approval by the other’s Program Manager or Alternate. The Program Managers and any Alternates as of the Effective Date are identified in Exhibit 17.

10	Licensee Obligations.

Licensee will be responsible for each of the following:

10.1	Product and Services Qualification. Licensee will produce or have produced the HP Branded Products in a way that meets or exceeds HP’s Quality Standards and other specifications as set forth in this Agreement. Licensee will not sell or otherwise distribute, or perform included Services for, an HP Branded Product until an HP Program Manager has provided written approval of the HP Branded Product.

10.2	Packaging and Advertising Materials. LICENSEE will not sell or otherwise distribute, or perform included Services for, an HP Branded Product until an HP Program Manager has provided written approval of the Packaging and Advertising Materials as provided in Section 11.4. LICENSEE will develop for each HP Branded Product (i) the artwork and packaging graphics files that describe in detail the look and feel of the packaging product artwork; and (ii) detailed product artwork and packaging specifications, product and shipping configurations, document examples and final proofs of product artwork, text, graphics, images and photos, and any additional items that are developed and generated for HP Branded Products. In addition, Licensee will comply with all regional or country packaging, recyclability, and waste disposal requirements, e.g. GreenDot.

10.3	Brand Guideline Training. The HP-approved LICENSEE employees will complete the HP branding training courses specified in Section 4.2 within 30 days of being granted access to the HP Brand Portal, and all updates to such training courses within 30 days of notification by HP that such updates are available.

10.4

Supply Chain, Manufacturing and Distribution. Licensee shall be responsible for all aspects of the supply chain related to the HP Branded Products, including (i) the manufacture of the HP Branded Products; (ii) any required sourcing of the HP Branded Products or components thereof from Licensee’s sources of supply; (iii) the scheduling, production and maintenance of an adequate inventory of HP Branded Products to meet customer demand; (iv) the shipping, transporting, selling, marketing, importing, exporting, and distribution of HP Branded Products, and (v) the provision of related services as described in Exhibit 1. Licensee may procure final product or major components only from Approved Suppliers. All such supply chain activities must be performed in accordance with and subject to the provisions of this Agreement. Licensee will be the importer of record for all HP Branded Products (except that, if Licensee and an Approved Distribution Partner or customer desires the Approved Distribution Partner or customer to be the importer of record for certain HP Branded Products pursuant to a direct import agreement between Licensee and the Approved Distribution Partner or customer, then Licensee shall give HP prior written notice of its intention to permit the Approved Distribution Partner or customer to be importer of record, and after giving such notice, Licensee may permit the Approved Distribution Partner or customer to be importer of record). In the event that Licensee has HP Branded Products manufactured by a Supplier, Licensee must acquire Supplier’s entire output of such HP Branded

Products.

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10.5	HP Branded Product Road Maps. LICENSEE will provide the HP Program Manager with a quarterly road map of proposed enhancements to HP Branded Products or proposed new HP Branded Products. Each road map will be in substantially the form set forth in Exhibit 16.

10.6	Inventory Management. LICENSEE will maintain an adequate inventory of each HP Branded Product sufficient to meet the on-time delivery requirements set forth in this Agreement.

10.6.1	LICENSEE will use reasonable efforts to maintain at least a 95% on-time delivery percentage for each calendar month it distributes any HP Branded Product (the “OTD Percentage”). The OTD Percentage will be calculated at the end of each calendar month and will be based on LICENSEE’s delivery performance (i) against confirmed orders by the date set forth in the confirmation and (ii) if no confirmation is sent by LICENSEE to the customer, then against the requested delivery date set forth in the customer’s order. If so requested by HP in writing, LICENSEE will, within 15 days following the request, provide to HP a report showing LICENSEE’s on-time delivery performance.

10.6.2	If LICENSEE’s OTD Percentage falls below 90%, LICENSEE will upon HP’s written request, (i) put in place corrective actions to ensure that future on-time delivery performance exceeds the OTD Percentage specified in Section 10.7.1 and (ii) provide to HP details of LICENSEE’s initiatives to achieve the specified OTD for all future quarters. Licensee acknowledges that HP may periodically verify this information through third parties, or otherwise.

10.6.3	If LICENSEE’s OTD Percentage falls below 90% for three consecutive months, HP may, in accordance with the provisions of Section 15, by written notice, terminate this Agreement for material breach effective 30 calendar days after the date of HP’s termination notice to Licensee unless LICENSEE is able to achieve the OTD Percentage prior to the expiration of such 30 day period.

10.7	Customer Management. LICENSEE will manage all aspects of all customer accounts and potential customer accounts for HP Branded Products.

10.7.1	Store Support. LICENSEE shall be responsible for all distributor, reseller, or retail store support, which may include but will not be limited to merchandising support and sales associate training.

10.7.2	Distribution. LICENSEE will sell and otherwise distribute the HP Branded Products only through Approved Distribution Partners.

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10.7.3	Channel Development and Sales Development. LICENSEE will develop the channels of distribution and sales and marketing plans for the HP Branded Products. LICENSEE will provide to HP, on a quarterly basis, LICENSEE’s distribution channel strategy and tactics, LICENSEE’s sales and marketing plans for the HP Branded Products and LICENSEE’s performance against the prior strategy, tactics and plans.

10.8	Marketing and Promotion. LICENSEE will use its best efforts to market, promote and sell the HP Branded Products.

10.8.1	Product Positioning. LICENSEE will position and promote HP Branded Products in the Territory consistent with the image of a premium brand product. Notwithstanding the foregoing, LICENSEE will be solely responsible for setting all prices for HP Branded Products.

10.8.2	Marketing Commitments. At a minimum, LICENSEE will market and promote the HP Branded Products through Approved Distribution Partners where similar competitive products and related or complementary HP products are sold within the Territory. As appropriate, LICENSEE will utilize promotional and advertising activities for the HP Branded Products which may include the following: (i) promotion campaigns; (ii) co-promotion and co-marketing with HP products, where possible; (iii) trade-show events; (iv) point of purchase/point of sale materials (signs, end caps, etc.); and (v) launch road shows for new products. LICENSEE will be responsible for all costs of development and maintenance of its web site. All web pages must be approved in writing by HP prior to being made available to the public. LICENSEE will be responsible for the cost of in-box promotional materials, including the costs of production and delivery to HP, while HP will be responsible for the cost of insertion and distribution of such materials once they are received by HP.

10.8.3	No Linked End User Programs or Promotions. LICENSEE agrees that its marketing and promotion of the HP Branded Products will be kept separate from any marketing or promotion of LICENSEE branded products or other products distributed by LICENSEE. This prohibition includes, but is not limited to, a prohibition of any joint or linked advertising, promotions or programs between the HP Branded Products and LICENSEE products or other products distributed by LICENSEE, unless approved in advance in writing by an HP Program Manager.

10.8.4	Press Releases. Any Licensee press release or other public announcement related to the HP Branded Products or the relationship of the Parties created by this Agreement is subject to the prior written approval of HP.

10.8.5	Training of Sales Personnel. LICENSEE will ensure that there are adequate and appropriately trained sales personnel in each region within the Territory during the Term of this Agreement. LICENSEE, whether directly or through its Approved Distribution Partners, will fully train such sales personnel regarding the features and capabilities of the HP Branded Products and how to sell and promote the HP Branded Products.

10.9	Customer Support. LICENSEE is solely responsible for and will provide quality technical customer support for the HP Branded Products consistent with industry standards and as described in Exhibit 9. LICENSEE may sub-contract its support obligations hereunder to a third party, subject to HP’s prior written approval. Such subcontracting shall not relieve or otherwise affect LICENSEE’s support responsibilities or liability for the same.

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10.10	Limited Warranty. LICENSEE will provide each purchaser and end user customer a limited warranty document for HP Branded Products as provided in Exhibit 8 (“Limited Warranty”). The provisions of the Limited Warranty will be modified by LICENSEE to comply with local law and custom in the Territory, but only as pre-approved in writing by HP. HP will assist LICENSEE with changes required by local law or custom, but will not incur any liability by so doing. Under the Limited Warranty, for a period of one year from purchase, LICENSEE will repair, replace or provide a refund of the purchase price for any HP Branded Product that is non-conforming or defective. LICENSEE will remain solely responsible for providing warranty services for the entire period that any HP Branded Product is under warranty to an end-user customer, regardless of whether the Term of this Agreement is still in effect. LICENSEE will ensure that Limited Warranty documentation is available to end-user customers at the point of sale as required by law. Any Limited Warranty provided to any purchaser will contain a provision that the Limited Warranty is provided by LICENSEE, and that HP is not responsible for such Limited Warranty or its implementation.

10.11	Local Law. The Parties acknowledge that various jurisdictions within the Territory may have additional laws, regulations or other requirements concerning support, warranty and replacement parts. Licensee shall take all actions required to ensure that HP, Licensee and the HP Branded Products are in compliance with such laws, regulations and requirements, including, without limitation, the Song-Beverly Consumer Warranty Act in California (California Civil Code, Sections 1790 et seq.) and the warranty documentation and point-of-sale availability requirements of the Magnuson-Moss Act in the United States (15 U.S.C. Sections 2301 et seq.).

10.12	Performance Metrics Reporting. Either or both of HP and HP Designated Agent may perform monthly, quarterly and annual reviews of Licensee and the HP Branded Products to ensure compliance with the terms of this Agreement. In support of HP’s efforts in this regard and to help HP ensure the quality of the HP Branded Products, LICENSEE will provide the following reports to the HP Program Manager:

10.12.1	A monthly sales report and forecast for each HP Branded Product as compared to the annual target as specified in Exhibit 7,

10.12.2	A monthly warranty, customer support and return data report for each HP Branded Product as specified in Exhibit 10.

Monthly reports will be delivered to HP within 15 days after the end of each calendar month and quarterly reports will be provided to HP within 15 days after the end of each calendar quarter.

10.13	Third Party Licenses. Licensee will enter into and be compliant with all necessary third party licensing agreements and other arrangements relating to the HP Branded Products and will be fully responsible for and pay any and all royalty payments thereunder due and payable with regard to the HP Branded Products by Licensee. Licensee will also ensure its Suppliers have entered into and are compliant with all necessary third party licensing agreements and other arrangements that relate to the HP Branded Products and are fully responsible for and pay any and all royalty payments that may become due in connection with such products.

10.14	Personal Data Protection. Licensee will implement the HP personal data protection provisions contained in Exhibit 14.

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10.15	HP On-Line Platform. For on-line sales of HP Branded Products through HP, Licensee shall use exclusively the on-line platform designated by HP in HP’s sole discretion to display and directly offer for sale HP branded product on-line. At HP’s request, Licensee shall work with HP’s selected website vendor, at Licensee’s cost, to participate in such online sales platform.

11	HP Obligations.

HP will be responsible for each of the following:

11.1	Qualifying HP Branded Products. HP will use commercially reasonable efforts to provide LICENSEE with qualification standards for each HP Branded Product requiring Qualification at the time of project kick off and periodically as needed. HP will test the product quality and performance of each LICENSEE product or service that HP agrees may become an HP Branded Product, and will notify LICENSEE if the LICENSEE product passes such tests (“HP Qualification”). Only upon passing HP Qualification and approval from the HP Program Manager will a LICENSEE product or service be deemed an HP Branded Product. If HP rejects a LICENSEE product, HP will provide written notice to LICENSEE identifying the reason(s) for HP’s rejection. LICENSEE is responsible for making any changes to the LICENSEE product or service necessary for it to receive HP Qualification. Any rejected LICENSEE product or service must be re-submitted to HP for review and approval after any such modifications are made. Prior to HP Qualification testing, LICENSEE will provide test samples and data according to the requirements specified in Exhibit 11. HP will re-test the new test samples and data, and if HP determines that the submittal is acceptable, HP will provide written notice to LICENSEE of the result. If HP rejects three consecutive HP Qualification submittals for the same HP Branded Product, HP may, at its sole discretion, cease testing and the LICENSEE product may not be sold or distributed, and the LICENSEE service may not be performed, as an HP Branded Product. HP’s decision in that regard is at HP’s sole discretion, is final, and is without recourse by LICENSEE. In addition, HP’s approval of any LICENSEE product or service as an HP Branded Product shall not create or otherwise incur any liability for HP for such product or service, such liability being expressly disclaimed.

11.2	Adding New HP Branded Products. LICENSEE will give HP written notice of new product or service concepts it intends to pursue or other additional products or services it would like to make part of the Agreement, and bring to market as an HP Branded Product. Upon receipt of such notice, HP will inform LICENSEE within approximately 30 days whether or not it has any interest in further discussions concerning such new products or services being added to this Agreement as an HP Branded Product. No Party has any obligation to add products or services to this Agreement as HP Branded Products.

11.3	Adding Fields of Use. Additional Fields of Use may only be added to this Agreement and Exhibit 1 by signed amendment to the Agreement including a corresponding amendment of Exhibit 3 to increment Minimum Annual Royalties to include sales of the new Field(s) of Use.

11.4	Approval of Packaging and Advertising Materials. An HP Program Manager shall review and provide LICENSEE with written approval or rejection of (i) all Packaging and Advertising Materials; (ii) HP Branded Product photos; and (iii) other uses of the HP Trademarks or brands, including use on LICENSEE’s web site. If HP rejects any of items (i) – (iii) above, HP will provide LICENSEE with the detailed reasons for its rejection and indicate how LICENSEE may modify the materials submitted so as to be approved by HP. LICENSEE is responsible for making such modifications. Any such rejected item must be re-submitted to HP for review and written approval by HP after all such modifications are made. LICENSEE may not use, display or otherwise distribute any of items (i) – (iii) above without HP’s written approval in each instance. Once approved, LICENSEE shall not depart from that approval in any material respect without seeking re-approval from HP. Items (i) – (iii) above shall not be deemed approved unless and until approved by HP in writing.

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11.5	Assistance with Introductions and Promotions. HP may, at HP’s sole discretion, assist LICENSEE with strategic channel introductions, by coordinating promotions with HP products, and, where deemed beneficial by HP, by in-box promotions and similar promotional methods.

11.6	No Inventory. HP will have no obligation to purchase, stock or store inventory of HP Branded Products under this Agreement. In addition, HP will not have any financial exposure or otherwise for LICENSEE’s inventory of HP Branded Products. Obsolete HP Branded Products or HP Branded Products in LICENSEE’s inventory before, upon, or after termination or expiration of this Agreement are the sole responsibility of LICENSEE, and may be sold or distributed only in accordance with the terms of this Agreement.

12	Sale of HP Branded Products to HP.

12.1	HP and its Affiliates may procure HP Branded Products for distribution through HP online shopping businesses, for pack-in or sale with HP hardware products (for example, printers or desktop or laptop computers), for promotional purposes, for HP internal use or otherwise. HP will enter into a separate purchasing agreement or issue a purchase order for such purchases.

12.2	LICENSEE will sell the HP Branded Products to HP or its Affiliates at the best price offered by LICENSEE to any customer, channel or other purchaser for the HP Branded Products or comparable products, regardless of quantity, assuming comparable packaging, packing and handling requirements. The terms and conditions applicable to any such sale will be those stated in any separate purchase agreement described in Section 12.1. There will be no minimum purchase requirement and any purchases will be on a non-exclusive basis.

13	Royalties, Payments and Tax.

13.1	Royalties. For HP Branded Products sold or distributed, Licensee will pay to HP Designated Agent on a quarterly basis the greater of: (i) the total Net Revenue for HP Licensed Products sold or otherwise distributed by Licensee and its Affiliates in each calendar quarter multiplied by the royalty rate listed in Exhibit 3 and (ii) the Minimum Quarterly Royalty for the HP licensed Products listed in Exhibit 3.

13.2	Right-to-License. As consideration for the licenses granted herein, LICENSEE shall pay to HP Designated Agent a Right-to-License Fee as specified in Exhibit 3. This fee shall not be a credit against future Royalties of any kind and is non-refundable.

13.3	Payment Terms. LICENSEE payments for royalties due to HP shall be paid in U.S. dollars by wire transfer and are due to HP Designated Agent 15 days after the end of each calendar quarter on April 15, July 15, October 15 and January 15 respectively. Payments of royalties to HP are not subject to LICENSEE’s receipt of payment from purchasers. Each Party shall be responsible for and pay its own banking fees associated with the transfer of funds.

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Payments shall be wired to HP Designated Agent as follows:

Leveraged Marketing Corporation of America

156 West 56th Street Suite 703,NY NY 10019

JP Morgan Chase,1370 Avenue of the Americas, NY NY 10019

Routing # 021-000-021 checking a/c 963887260

THE PARTIES EXPRESSLY AGREE THAT TIME IS OF THE ESSENCE IN THE PERFORMANCE OF ALL PAYMENT AND ROYALTY OBLIGATIONS UNDER THIS AGREEMENT.

13.4	No Payments from HP to Licensee. Neither HP nor HP Designated Agent will have any obligation to pay Licensee any amounts under this Agreement, including non-recurring engineering (NRE) fees, market development funds, engineering or support fees, net negative royalties in any quarter resulting from the return of product or other credits issued by LICENSEE (that is, royalty credit for returned goods cannot exceed royalty due for the period in which the credit was made), or interest on disputed amounts.

13.5	Royalty Reporting. Within 15 days after the end of each calendar quarter, LICENSEE shall furnish to HP and HP Designated Agent a single aggregated report, written in the English language, detailing the computation of royalties payable to HP for the quarter in a form substantially similar to the format provided in Exhibit 4 (the “Royalty Report”). The Royalty Report shall contain information in sufficient detail to validate the accuracy of each royalty payment due and payable pursuant to this Agreement, and shall set forth the following:

13.5.1	The total number of units, net of returns, of HP Branded Products sold by region, segregated by type of HP Branded Product and part number, for which royalties are due and payable hereunder,

13.5.2	The channel through which the HP Branded Product was sold, and

13.5.3	The amount of royalties due and payable by LICENSEE pursuant to this Agreement for the calendar quarter for which such Royalty Report is rendered.

All Royalty Reports required by this Agreement shall be sent to the following address:

Don Davis

156 W. 56th St. Suite 703

New York, NY 10019

dond@lmca.net

with an email copy of the Royalty Report to: IPL.Royalty@hp.com, and to the HP Program Manager.

13.6	Reports/Late Fees. The receipt of payments or Royalty Reports to HP Designated Agent after the dates specified herein constitutes a material breach of this Agreement by LICENSEE and is subject to Section 15.1.1 In the event LICENSEE fails to pay royalty payments when due, LICENSEE will pay to HP Designated Agent late fees consisting of simple interest at an annual rate equal to the prime rate as published by the Wall Street Journal for the period of time starting with the date on which such payment first became past due and continuing until paid. LICENSEE will pay any shortfall in its royalty payments, together with any late fees as provided in section 14.2.2, below, promptly after being notified of any discrepancy by HP or HP Designated Agent. Late fees are in addition to any other remedies HP may have under this Agreement, at law or in equity.

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13.7	Tax. All payments made under this Agreement will be exclusive of taxes. Licensee will pay all taxes (including without limitation sales, use, value-added and similar taxes) payable with respect to such payments by Licensee to HP except for taxes based solely upon HP’s income, and legally required withholding taxes. Where applicable, HP Designated Agent will invoice Licensee for such taxes and Licensee will include such taxes with the payment or provide HP and HP Designated Agent with the appropriate exemption certificate. In any case where taxes are withheld, Licensee will provide HP and HP Designated Agent with all documentation relating to withheld taxes including receipts necessary to claim the applicable credit. In the event that taxes are legally imposed initially upon HP or HP is later assessed by any taxing authority, then Licensee will reimburse HP Designated Agent for such taxes (plus any interest suffered by HP) within 30 days. In the event that income or withholding taxes properly exempted above are legally imposed initially upon Licensee, or Licensee is later assessed by any taxing authority, then HP Designated Agent will pay Licensee within 30 days of such notice and assessment and Licensee presenting an appropriate invoice with supporting documentation therefor.

14	Records and Audit Rights.

14.1	Records. During the term of this Agreement and for ten years thereafter, but not more than ten years from the date on which the royalty is paid to HP Designated Agent, Licensee shall maintain complete, true and accurate records of its activities under this Agreement, including records pertaining to the sales, credits or other disposition of HP Branded Products distributed by LICENSEE and those that give rise to payment and reporting obligations.

14.2	Audits.

14.2.1	Licensee, consistent with its general practices, will keep and maintain complete and accurate accounting records directly relevant to compliance with the provisions of this Agreement, substantially in accordance with Generally Accepted Accounting Principles, International Financial Reporting Standards or other then-applicable generally accepted accounting principles, to support and document payments payable in connection with activities hereunder. Records will include, but are not limited to, detailed processes and records for finished, defective and returned HP Branded Products sufficient for verification of Licensee’s royalty obligations. Such records will be maintained for a period of at least three years from the date on which the royalty is paid to HP Designated Agent. Licensee will, upon 14 days’ written notice and subject to Licensee’s applicable and reasonable confidentiality, safety and security requirements, during normal business hours, but not more frequently than once each calendar year, provide access to such accounting records to an independent and reputable auditor who shall be mutually agreeable to the Parties and who shall be compensated by HP or HP Designated Agent for purposes of an audit. In the event the Parties are unable to agree upon a mutually acceptable auditor, HP or HP Designated Agent may designate any of the “Big Four” accounting firms as auditor (Deloitte Touche Tohmatsu, PricewaterhouseCoopers (PWC), Ernst & Young or KPMG (or their respective successors)). Licensee will provide all reasonably required access, relevant documentation as reasonably determined by the auditor, and office tools, etc., to carry out the audit.

14.2.2	In the event the auditor determines that there is any discrepancy between the amount of royalties LICENSEE paid and the amount it should have paid, HP or HP Designated Agent shall give LICENSEE written notice of the discrepancy and shall also provide LICENSEE with a report from the auditor that details the basis for the auditor’s determination. Within 30 days following its receipt of the notice and the report, Licensee shall pay the amount of the discrepancy (together with any interest due thereon, as provided in paragraph 13.5, above.)

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14.2.3	In the event an audit reveals the LICENSEE underpaid royalties by more than 5% of the amount due for the period audited then, in addition to any amounts due under paragraph 14.2.2, Licensee shall also pay the cost of the audit. If any audit shows that LICENSEE overpaid the royalties due for any period HP or HP Designated Agent shall, within 30 days after the completion of the audit, give LICENSEE written notice of the overpayment. The amount of the overpayment will be credited against future payments owing by LICENSEE hereunder, except that at termination or expiration of this Agreement, any remaining overpayment will be refunded by HP or HP Designated Agent.

14.2.4	Any notice of audit given by HP hereunder that is not followed by the conduct of an audit will not be construed as a waiver or exercise of the right to audit so as to preclude an additional notice of audit and conduct of an audit during the same calendar year.

15	Termination and Expiration.

15.1	Termination.

15.1.1	Immediately for Cause. HP shall have the right to terminate this Agreement immediately for cause by serving written notice to Licensee upon (i) any use by Licensee of HP Trademarks that is not in accordance with the terms of this Agreement (“Trademark Misuse”); (ii) any use by Licensee of HP Confidential Information that is not in accordance with the terms of this Agreement; (iii) any failure by Licensee to maintain the insurance coverages required by this Agreement; (iv) late payment by Licensee of any royalties or other payments when due subject to Section 13.6, or late submission of any Royalty Report required by this Agreement; or (v) if Licensee is subject to a change of ownership or control (or the sale of significant assets of Licensee) that leaves Licensee under the ownership or control of one of HP’s primary competitors. Such termination shall be effective immediately upon such written notice.

15.1.2

For Cause Subject to Cure. HP shall have the right to terminate this Agreement for cause by serving written notice to Licensee upon the happening of any of the following events, if such event is not cured within ten calendar days after Licensee’s receipt of such notice: failure by Licensee to address any Safe Product Issue or Legal Product Issue. HP shall have the right to terminate this agreement for cause by serving written notice to Licensee upon the happening of any of the following events, if such event is not cured within 30 calendar days after Licensee’s receipt of such notice: (i) any breach of the Quality Standards by Licensee, or (ii) any breach of Section 3.3 by Licensee. In addition, each Party shall have the right to terminate this Agreement for cause by serving written notice to the other Party upon the happening of any of the following events, if such event is not cured within 30 calendar days after the Party’s receipt of such notice: (i) the other Party materially breaches any provision of this Agreement not otherwise covered by Section 15.1.1 or the preceding sentences of this Section 15.1.2; or (ii) the other Party ceases business operations, becomes insolvent, or is subject to any bankruptcy or other similar legal process or proceeding.

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15.1.3	Bona Fide Distribution: If Licensee fails to maintain continuous, bona fide distribution and sale of the HP Branded Products in a commercially reasonable quantity for one hundred and twenty (120) consecutive days in any of the countries within the Territory, HP may remove the specific country without bona fide distribution from the Territory by providing written notice to Licensee of such removal. Removal of a country from the Territory will reduce the Minimum Annual Royalties in proportion to the loss of revenue from such Territory.

15.2	No Other Liability. Except as provided in Section 15.4.2 and 15.4.3 a Party rightfully terminating this Agreement as set forth in this Section 15 shall not be liable to the other Party for any termination charges or damages, including without limitation damages for goodwill, investments made, or the like.

15.3	Rights upon Termination and Expiration. Unless this Agreement is terminated for Trademark Misuse or late payment by LICENSEE of any royalties other payments when due, LICENSEE shall have 180 days from the earlier of its receipt of a termination notice or the expiration date of this Agreement in which to exhaust its existing inventory of conforming HP Branded Products (the “Inventory Exhaustion Period”).

15.4	Effect of Termination or Expiration of Agreement. Upon termination or expiration of this Agreement, all rights and licenses granted herein shall terminate, except as necessary to exhaust LICENSEE’s existing inventory of HP Branded Products during any Inventory Exhaustion Period. LICENSEE shall remain obligated after any termination or expiration of this Agreement to fulfill all of its warranty, support and spare parts obligations, and any supporting services necessary to allow consumers the continued use of HP Branded Products as part of the warranty obligation as described in Sections 10.9 and 10.10 and Exhibits 8 and 9. These supporting services shall not be HP branded unless otherwise directed by HP, which direction may be or may not be given at HP’s sole discretion. In addition:

15.4.1	Immediately upon termination or expiration, Licensee shall cease all use and advertising of the HP Trademarks, except solely as necessary to dispose of any existing inventory of HP Branded Products.

15.4.2	Within 120 days following expiration or termination, Licensee shall, at its expense (i) deliver to HP all packages, labels, signage, HP tools, HP equipment, HP products and other materials which are in Licensee’s possession or control, or, at HP’s sole option (ii) destroy all packages, signage, and other materials bearing the HP Trademarks (except that HP tools, HP equipment, and HP products must be returned to HP, and except to the extent LICENSEE must retain and use labels, signage and other materials solely as necessary to dispose of any existing inventory).

15.4.3	In the event LICENSEE has any remaining inventory of HP Branded Product following the expiration of any Inventory Exhaustion Period, LICENSEE shall, at HP’s option, within 30 days of the expiration of the Inventory Exhaustion Period, (i) allow HP to purchase all such products from LICENSEE at LICENSEE’s manufacturing cost, or (ii) at HP’s sole option and to HP’s satisfaction, at LICENSEE’s expense, remove the HP Trademarks and other indicia of HP branding from such remaining portion of its inventory, except for an adequate amount for the provision of warranty services or, if removal of the HP Trademarks and other indicia of HP branding is not practicable, at LICENSEE’s expense, destroy the inventory (after any salvageable parts that do not contain such indicia have been removed) or donate such products to one or more charities of LICENSEE’s choosing.

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15.4.4	In the event that the effective date of any termination of this Agreement falls within a quarter for which a Minimum Quarterly Royalty is due, the Minimum Quarterly Royalty for the partial quarter shall be prorated to the date of termination.

15.4.5	The royalties payable to HP on the sale or distribution of HP Branded Products during any Inventory Exhaustion Period shall be based upon the royalty rates listed in Exhibit 3 applied to LICENSEE’s total Net Revenue for HP Branded Products sold or distributed by LICENSEE and its Affiliates during the Inventory Exhaustion Period and shall be payable within 30 days after the end of the Inventory Exhaustion Period. For avoidance of doubt, sales made during the Inventory Exhaustion Period will be reported to HP by LICENSEE and royalties for such sales will be due to HP within 30 days after the end of the Inventory Exhaustion Period. No deductions from sales may be made for returns during the Inventory Exhaustion Period

15.4.6	Supplier Orders upon Termination and Expiration. LICENSEE may not order HP Branded Products from a Supplier or manufacture any HP Branded Products after the termination or expiration of this Agreement (except in ordering components and materials reasonably necessary to complete work in process) and must so notify its Suppliers. However, LICENSEE shall be permitted to take delivery of any such products that were ordered, that were in process, or that were in transit, prior to the termination or expiration of this Ageement, and the same shall be regarded as part of LICENSEE’S existing inventory.

16	Representations, Warranties and Disclaimer of Warranties.

16.1	Sufficient Rights. Licensee covenants, represents and warrants that it has all rights to enter into this Agreement and to perform its obligations hereunder.

16.2	Compliance with Third Party Rights and Licenses. Licensee covenants, represents and warrants that (i) HP Branded Products are and will be licensed under all required third party intellectual property licenses, that Licensee and the HP Branded Products are and will be fully compliant therewith, and all such licenses are and will be fully paid by Licensee; (ii) the HP Branded Products do not and will not violate or infringe any patent, copyright, trademark, trade secret or other proprietary right of any third party; and (iii) all of its Suppliers are and will be fully compliant with the foregoing. Licensee and the Suppliers will execute any necessary license agreements that could affect the Parties’ rights, duties and obligations under this Section 16.2 or otherwise under this Agreement.

16.3	Social and Environmental Responsibility. Licensee covenants, represents and warrants that in all countries in which Licensee, and to Licensee’s knowledge, information and belief, Licensee’s Suppliers and subcontractors do business, their respective operations comply with all applicable laws and regulations governing protection of the environment, employee health and safety, and labor and employment practices, including but not limited to, laws and regulations relating to working hours, working conditions, wages, benefits, child labor, forced labor, freedom of association, and equal employment opportunity. Licensee will, prior to execution of this Agreement, sign the HP Supplier Social and Environmental Responsibility Agreement and comply with the HP General Specification for the Environment (GSE) and HP Supplier Code of Conduct, including establishment of management systems as described therein. The following websites contain the source documents setting forth the particulars of several requirements:

http://www.hp.com/hpinfo/globalcitizenship/environment/supplychain/ser_program.html

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16.4	Licenses and Sufficient Rights. HP covenants, represents and warrants that it is duly licensed by its licensors and has all rights necessary to enter into and perform its obligations under this Agreement. Nothing in this Agreement shall be construed as a representation or warranty by HP that the HP Trademarks will be free from infringement of third parties’ intellectual property rights.

16.5	DISCLAIMER OF WARRANTIES BY HP. THE HP TRADEMARKS ARE LICENSED TO LICENSEE ‘AS IS.’ HP MAKES NO WARRANTIES, WHETHER EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.

17	Limitation of Liability

EXCEPT IN THE CASE OF HP’S OBLIGATIONS UNDER SECTION 19.2, HP AND HP’S AFFILIATES, DIRECTORS, OFFICERS AND EMPLOYEES WILL NOT BE LIABLE TO LICENSEE HEREUNDER FOR INDIRECT, SPECIAL, RELIANCE, PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR LOSS OF PROFITS, LOSS OF REVENUE, LOSS OF BUSINESS OR COSTS IN CONNECTION WITH INTERRUPTION OF BUSINESS, WHETHER IN AN ACTION FOR OR ARISING OUT OF AN ALLEGED BREACH OF CONTRACT, TORT OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

EXCEPT IN THE CASE OF LICENSEE’S OBLIGATIONS UNDER SECTIONS 4, 8, 19.1 AND 20, OR LICENSEE’S USE OF THE HP TRADEMARKS OUTSIDE THE SCOPE OF THIS AGREEMENT, LICENSEE AND LICENSEE’S AFFILIATES, DIRECTORS, OFFICERS AND EMPLOYEES WILL NOT BE LIABLE TO HP HEREUNDER FOR INDIRECT, SPECIAL, RELIANCE, PUNITIVE, EXEMPLARY, INCIDENTIAL OR CONSEQUENTIAL DAMAGES OR FOR LOSS OF PROFITS, LOSS OF REVENUE, LOSS OF BUSINESS OR COSTS IN CONNECTION WITH INTERRUPTION OF BUSINESS, WHETHER IN AN ACTION FOR OR ARISING OUT OF AN ALLEGED BREACH OF CONTRACT, TORT OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

EXCEPT IN THE CASE OF EACH PARTY’S OBLIGATIONS UNDER SECTION 19.1 AND 19.2, DAMAGES RELATED TO A BREACH OF LICENSEE’S OBLIGATIONS UNDER SECTION 4, 8, AND 20, AND DAMAGES RELATED TO LICENSEE’S USE OF THE HP TRADEMARKS OUTSIDE THE SCOPE OF THIS AGREEMENT, IN NO EVENT SHALL THE LIABILITY OF EITHER PARTY TO THE OTHER UNDER THIS AGREEMENT EXCEED AN AMOUNT EQUIVALENT TO THE AGGREGATE ROYALTIES ACTUALLY PAID TO HP BY LICENSEE HEREUNDER. THE PARTIES ACKNOWLEDGE THAT THIS LIMITATION WAS AN ESSENTIAL ELEMENT TAKEN INTO ACCOUNT BY BOTH PARTIES IN AGREEING UPON THE CONSIDERATION AND OTHER TERMS SPECIFIED IN THIS AGREEMENT.

18	Insurance.

During the Term, Licensee will maintain General Liability Insurance (Public or Civil Liability) and other insurance coverages that equal or exceed the coverages and policy terms set forth in Exhibit 12. A material lapse of insurance coverage will be a material breach of this Agreement and HP may immediately terminate this Agreement in accordance with Section 15.1.1.

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19	Indemnification.

19.1	Responsibilities of Licensee. Licensee shall, at its own expense, defend, indemnify or settle any third party Claim made or any suit or proceeding brought against HP, its Affiliates, and their respective directors, officers, employees, agents, successors and assigns (the “Indemnified HP Parties”) insofar as such Claim arises from or relates to any of the following: (i) any death, injury or alleged injury to any person, or damage or alleged damage to any property alleged to have resulted, in whole or in part, from any HP Branded Product; (ii) the use, marketing, advertising or sale of the HP Branded Products by Licensee, its Suppliers or their Affiliates, its Approved Distribution Partners or their Affiliates, its other distributors and resellers, or any of their customers, or any end user; (iii) intellectual property, trademark, patent or copyright infringement, or similar Claims, except trademark infringement Claims arising solely from LICENSEE’s use of the HP Trademarks in compliance with the terms of this Agreement. In connection with any Claim or preceding described above, Licensee will also pay all damages and costs finally awarded against HP or agreed to by Licensee and HP in a settlement. In the event of any Claim against the HP Indemnified Parties, the applicable HP Indemnified Parties shall: (a) promptly provide written notice thereof to Licensee (but any failure or delay in providing such notice shall not limit the responsibilities of Licensee except to the extent that such failure or delay results in cost or prejudice to Licensee); (b) inform Licensee of any subsequent written communications related to the Claim; and (c) fully cooperate with Licensee in Licensee’s defense of the Claim, at Licensee’s cost and expense.

19.2	Responsibilities of HP. HP shall, at its own expense, defend, indemnify or settle any third party Claim made or any suit or proceeding brought against LICENSEE, its Affiliates or their respective directors, officers, employees, agents, and successors and assigns (the “Indemnified LICENSEE Parties”) insofar as such Claim arises from or relates to any allegation that the HP Trademarks, as used in accordance with the terms and conditions set forth in this Agreement, infringe a trademark of a third party. In the event of any Claim against the Indemnified LICENSEE Parties, the applicable Indemnified LICENSEE Parties shall: (a) promptly provide written notice thereof to HP (but any failure or delay in providing such notice shall not limit the responsibilities of HP except to the extent that such failure or delay results in cost or prejudice to HP); (b) inform HP of any subsequent written communications related to the Claim, and (c) fully cooperate with HP in HP’s defense of the Claim at HP’s cost and expense. HP will pay all damages and costs finally awarded against LICENSEE or agreed to by HP and LICENSEE in a settlement. HP will have no liability for, nor obligation to defend against, any claims that result solely from LICENSEE’s use of the HP Trademarks not in accordance with the terms in this Agreement. Nothing in this Agreement will be construed to make LICENSEE the agent of HP for the purpose of accepting service of legal process or binding HP as principal to any representation, commitment, or agreement made by LICENSEE in connection with the manufacture, sale, or distribution of any HP Branded Product.

20	Confidential Information

20.1	Role of Program Manager. Each Party’s Program Manager will be responsible for coordination of that Party’s disclosure or receipt of Confidential Information.

20.2	Confidential Information.

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20.2.1	Confidential Information disclosed by HP will comprise technical and business information related to this Agreement, including but not limited to (i) marketing and sales information such as customer lists, product data, pricing data, promotional data, distribution data, advertising and channel plans, advertising and channel materials, market research and analysis, and other sales and marketing forecasts, plans and results; (ii) HP artwork, silk screens and related materials; (iii) technical data including qualification and related technical plans and reports, qualification processes, emerging technology plans and data, R&D activities and investments, and quality assurance plans and reports; (iv) supply chain and logistics processes, plans and performance reports; (v) technical support practices; (vi) financial reports and forecasts; (vii) employee lists and contact information; (viii) operational processes; (ix) organization charts; (x) timelines and milestone charts; (xi) project plans; (xii) this Agreement and its terms; (xiii) the contents of the HP Portal and the HP Trademark Guidelines and the HP Creative Resource Library; and (xiv) HP Personal Data.

20.2.2	Confidential Information disclosed by HP may be used by LICENSEE (i) only for purposes necessary to fulfill its obligations under this Agreement; and (ii) in accordance with the provisions of this Section 20. LICENSEE may disclose HP Confidential Information to its Affiliates, Suppliers, distributors or sub-contractors on a need to know basis if such Affiliates, Suppliers, distributors or sub-contractors have signed a confidential disclosure agreement under terms as least as protective of each Party as those in this Section 20.

20.2.3	Confidential Information disclosed by LICENSEE will comprise technical and business information, including (i) marketing and sales information such as customer lists, product data, pricing data, promotional data, distribution data, advertising and channel plans, advertising and channel materials, market research and analysis, and other sales and marketing forecasts, plans and results; (ii) technical data such as qualification and related technical plans and reports, qualification processes, and quality assurance plans and reports; (iii) supply chain and logistics process, plans and performance reports; (iv) technical support practices; (v) financial reports and forecasts; (vi) employee lists and contact information; (vii) operational processes; (viii) organization charts; (ix) timelines and milestone charts; and (x) project plans.

20.2.4	Confidential Information disclosed by LICENSEE may be used by either or both of HP and HP Designated Agent (i) only for purposes related to this Agreement; and (ii) and in accordance with the provisions of this Section 20.

20.2.5	Confidential Information is not subject to this Section 20 unless it is both (i) described generally in Section 20.2.1 or Section 20.2.3 and (ii) either marked at the time of disclosure to show its confidential nature or if unmarked (for example, orally or visually disclosed) treated as confidential at the time of disclosure by both Parties, and described in detail and designated to show its confidential nature in a written message sent to Recipient’s Program Coordinator within 30 days after disclosure.

20.2.6	Information shall be deemed Non-Confidential Information, or shall become Non-Confidential Information, if such information (i) was in Recipient’s possession prior to receipt from Discloser; (ii) is publicly known or readily ascertainable by proper means; (iii) is rightfully received by Recipient from a third party without a duty of confidentiality; (iv) is independently developed or learned by Recipient; or (v) is disclosed by Recipient with Discloser’s prior written approval.

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20.3	Disclosure and Protection Periods. The Disclosure Period begins on the Effective Date and ends upon the expiration or termination of this Agreement. The Protection Period ends three years from the expiration or termination of this Agreement.

20.4	Obligations. During the Protection Period, the Recipient of Confidential Information shall:

20.4.1	Not disclose or divulge Confidential Information to any third party without the prior written consent of the Discloser.

20.4.2	Limit disclosure of Confidential Information to its Affiliates and employees on a need-to-know basis, provided, however, that such employees agree to keep such information strictly confidential.

20.4.3	Protect such Confidential Information in the same manner and with the same degree of care (but no less than a reasonable degree of care) with which the Recipient protects its own information of a confidential nature.

20.4.4	Promptly return to the Discloser upon any request by the Discloser for their return, or upon expiration or termination of this Agreement, all material relating to Confidential Information disclosed pursuant to this Agreement and any copies thereof. If the Recipient is required by any governmental authority, court order or other operation of law to disclose any Confidential Information, the Recipient shall have the right to disclose such Confidential Information provided it first promptly advises the Discloser of the requirement or order to permit the Discloser the opportunity to object or seek other relief.

20.5	Non-Confidential Information; Waivers. Non-Confidential Information is not subject to confidentiality or trade secret obligations, and may be published, disclosed or used for any purpose, except that no license under any patent, trademark, mask work or copyright is granted. Discloser waives all claims or portions of claims that assert the confidentiality of, limitation of use of, breach of duty of care with respect to, or breach of this Agreement with respect to, Non-Confidential Information arising at any time or with respect to Confidential Information arising or continuing respectively after the end of the Protection Period.

20.6	Confidentiality and Separation of the Parties’ Personnel. Licensee agrees that the personnel assigned to carry out its obligations under this Agreement will not communicate any non-public information, HP Confidential Information, or other information concerning the on-going relationship created by this Agreement to Licensee personnel that are not so assigned without the prior written consent of HP.

21	Third Party Bundled Product.

HP or LICENSEE may enter into contracts with each other (separate from this Agreement) or with third parties under which third party software, accessories or other content is pre-loaded on or bundled with HP Branded Products (“Bundled Products”). Notwithstanding the foregoing, no HP Branded Products may be sold or distributed with Bundled Products without the written approval of an HP Program Manager, which approval shall not be unreasonably withheld, delayed or conditioned, and all Bundled Products must be added to Exhibit 15 herein by an Amendment to this Agreement prior to such distribution. HP and LICENSEE further agree that all royalties, fees, payments or other revenue received from third parties for Bundled Products will be allocated among the Parties, 50% for HP on the one hand and 50% for LICENSEE on the other hand. Each Bundled Product must contain a disclaimer of liability absolving HP of any liability or responsibility for such Bundled Product.

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22	General Provisions.

22.1	Costs and Expenses. Unless otherwise agreed by the Parties in writing, each Party agrees that it is solely responsible for all costs and expenses incurred by such Party in connection with the performance of its obligations set forth in this Agreement.

22.2	Relationship of Parties. HP and LICENSEE are independent contractors and this Agreement shall not establish any relationship of partnership, joint venture, employment, franchise, or agency between or among any of them. Neither HP nor the Licensee shall have the power to bind the other or incur obligations on the other’s behalf without the other’s prior written consent.

22.3	Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed received as follows: (i) if by personal delivery, then upon actual receipt; (ii) if by prepaid, overnight courier, then one business day after delivery to such courier; or (iii) if by registered or certified airmail, postage prepaid, then five business days after delivery to the post office. All notices must be addressed as follows or to such other address as a Party will designate by written notice given to the other Party in accordance with the terms of this Section 22.3:

HP Designated Agent	Licensee
Allan Feldman	Robert Gruder
156 W. 56th St. Suite 703	Life Clips, Inc.
New York, NY 10019	233 S. Sharon Amity Road
allanf@lmca.net	Suite 201
with a copy (which shall not constitute notice) to:	Charlotte, NC 28211

HP

Attn: IPSL Contract Compliance
HP Inc.
1501 Page Mill Road
Palo Alto, CA, 94304
USA

HP Inc.
Trademark Counsel
HP-Global Legal Affairs
1501 Page Mill Road,
Palo Alto, CA 94304

22.4	Governing Law and Venue. This Agreement shall be solely and exclusively governed, construed and enforced in accordance with the laws of the State of California. Except as provided in Section 22.5, any suit, action or proceeding arising from or relating to this Agreement must be brought solely and exclusively in the state or federal courts, as appropriate, in Los Angeles County, California, and each Party irrevocably consents to the jurisdiction and venue of such courts in any such suit, action or proceeding. The United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement. Licensee stipulates that if it initiates action in the Superior Court of California for Los Angeles County, it will elect the Van Nuys branch if eligible to do so.

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22.5	Injunctive Relief. It is understood and agreed that, notwithstanding any other provision of this Agreement, any material breach of this Agreement by either Party may cause irreparable damage for which recovery of money damages would be inadequate, and that the non-breaching Party shall therefore be entitled to seek injunctive or other equitable relief, in a court of competent jurisdiction, to protect such Party’s rights under this Agreement in addition to any and all remedies available at law. Without limiting the foregoing, Licensee acknowledges and agrees that distribution of products bearing the HP Trademarks outside the Territory, distribution of HP Branded Products that do not meet the Quality Standards, or material breach by either Party of its obligations under Section 20 would cause irreparable harm for purposes of this paragraph, entitling HP or Licensee as the case may be to injunctive relief.

22.6	Export Control Compliance. The laws and regulations of the United States, including without limitation the Export Administration Regulations (EAR), restrict the export and re-export of certain hardware, software, other commodities, technology and technical data. Licensee agrees that it will not export or re-export HP Branded Products or any technical data thereto, in any form in violation of such laws and regulations without the appropriate United States and foreign government export or import licenses or other official authorization.

22.7	Waiver. The failure of either Party to require performance by the other Party of any provision of this Agreement shall not affect the full right to require such performance at any time thereafter, nor shall the waiver by either Party of a breach of any provision of this Agreement be taken or held to be a waiver of the provision itself.

22.8	Assignment. In addition to the provisions of Section 3.3, and subject to Section 7, neither this Agreement, nor any rights, obligations, nor other interests of a Party may be assigned by a Party, in whole or in part, by operation or law or otherwise without the prior written consent of HP and LICENSEE, and any purported assignment of same shall be void. Notwithstanding the foregoing, HP may, without such consent and at HP’s sole discretion, assign this Agreement to an Affiliate of HP, in whole or in part, or otherwise transfer or subcontract any or all of HP’s duties, obligations or rights herein to an Affiliate of HP.

22.9	Severability. If any provision of this Agreement is unenforceable or invalid under any applicable law or is so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

22.10	Force Majeure. No Party shall be liable for any failure to fulfill its obligations hereunder due to acts or omissions of government or military authority, acts of God, prolonged electric or other power outages, shortages of materials beyond the control of the affected Party, transportation delays, terrorism, earthquakes, fires, floods, riots, or wars. If a force majeure event lasts longer than 60 days, the non-affected Party may terminate this Agreement for cause as a material breach under the provisions of Section 15.1.2.

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22.11	Construction. The Section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or extent of such Section or in any way affect this Agreement. This Agreement has been prepared jointly by the Parties and shall not be construed against either Party as the drafter in the event of an ambiguity in or dispute regarding the interpretation of this Agreement.

22.12	Survival. The following Sections will survive the termination or expiration of this Agreement in perpetuity or for the period contemplated by the provisions of a Section below: Sections 1, 3. 4, 5, 6, 7, 10.9, 10.10, 10.11, 10.13, 10.14 , 13, 14, 15, 16, 17, 18, 19, 20 and 22 , and Exhibits 3, 5, 8, 12, 13 and 14.

22.13	Entire Agreement and Amendment. This Agreement (together with all Exhibits) completely and exclusively states the agreement of the Parties regarding the subject matter hereof. This Agreement supersedes, and its terms govern, all prior or contemporaneous understandings, term sheets, memoranda of understanding, agreements, representations, summaries, proposals, or other communications between or among the Parties, whether oral or written, regarding such subject matter. With the exception of Exhibit 14, in the event of a conflict between the terms in the body of this Agreement and the terms in one or more of the Exhibits attached hereto, the terms in the body of this Agreement shall control. The terms of Exhibit 14 shall control any conflicts between that Exhibit and this Agreement. This Agreement (including any Exhibits hereto) may be modified or amended only by a written amendment signed by authorized representatives of both parties specifically identifying the Sections or Exhibits hereof to be modified or amended, except that amended versions of Exhibits 6, 7, 9, 10, 11, 15, 16 and 17 may be substituted as part of this Agreement from time to time if signed by the Program Managers of each of HP and LICENSEE, substantially in the form set forth in Exhibit 18.

22.14	Usage/Interpretation. Whenever the context may so require, any pronoun herein includes the corresponding masculine, feminine and neuter forms. Words and definitions in the singular or the plural include the plural or the singular. The word “or” includes “and/or” unless the context indicates otherwise. All references herein to Sections and Exhibits refer to Sections and Exhibits of this Agreement unless the context requires otherwise. The words “include,” “includes” and “including” shall be deemed in all instances to be followed by the phrase “without limitation.” The words “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, statute, or law defined or referred to herein means such agreement, statute or law as from time to time amended, modified or supplemented, including by succession of comparable successor agreements or statutes.

22.15	Counterparts and Facsimile/Electronic Signatures. This Agreement may be executed in counterparts, all of which taken together shall constitute one single agreement among the Parties. A facsimile/electronic transmission of the executed signature page of this Agreement shall constitute a valid signature and due and proper execution of this Agreement.

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23	Exhibits.

The following Exhibits are attached to and made part of this Agreement:

Exhibit 1	HP Branded Products and Suppliers
Exhibit 2	Trademarks
Exhibit 3	Royalty Rates and Minimum Annual Royalties
Exhibit 4	Royalty Report
Exhibit 5	Territory
Exhibit 6	Approved Distribution Partners
Exhibit 7	Shipment vs. Forecast Reporting Format
Exhibit 8	Warranty Language
Exhibit 9	Customer Service Processes
Exhibit 10	Product Warranty and Returns Data
Exhibit 11	HP Product Quality System Requirements
Exhibit 12	Insurance Requirements
Exhibit 13	LICENSEE Agreement with Supplier(s)
Exhibit 14	Personal Data Protection
Exhibit 15	HP Approved Bundled Products
Exhibit 16	Product Road Map
Exhibit 17	Program Managers
Exhibit 18	Template for Substitute Exhibits

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their authorized representatives as of the Effective Date.

HP Inc.		Life Clips, Inc.

By:	/s/ Alex Machado	By:	/s/ Bob Gruder
Name:	Alex Machado	Name:	Bob Gruder
Title:	Director of Consumer Accessories	Title:	Chief Executive Officer
Date:	Sep 22, 2016	Date:	Sep 22, 2016

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TRADEMARK LICENSE AGREEMENT

BETWEEN HP AND LICENSEE

Exhibit 1

HP Branded Products and Approved Suppliers

HP Branded Products

HP branding may only be displayed on products of the following types and intended purposes (collectively, “Field of Use”):

“Hardware” means digital still cameras that record and store photographic images and video in digital form; portable camcorders, action cameras, 360 degrees action cameras and front/rear view cameras for use in cars. Direct wireless connection to a smartphone or tablet in a peer to peer environment is permitted for these devices.

For the avoidance of doubt, HP Branded Products does not include cameras or services associated with monitoring the interior or exterior of a home or people within the home, including but not limited to products that connect to a wireless access point. Therefore, products such as doorbell cameras, pet cameras, baby cameras, outdoor security cameras and their associated sensors are NOT included in this license.

“Accessories” means accessory products that are designed to be used with or ancillary to the “Hardware”. “Accessories” shall be advertised, promoted and/or marketed as being for use with the Hardware. The Mobeego products owned by Licensee shall not be defined as Accessories or accessory products.

“Services” means content management related to the Hardware.

Approved Suppliers

Within 60 days of the Effective Date of this Agreement LICENSEE will provide to the HP Program Manager an updated list of the names and addresses of LICENSEE Suppliers which are authorized to provide major components to be used in HP Branded Products. No HP Branded Product will ship until this list is agreed upon by the Parties as memorialized by a written communication by both Parties (subject to Section 22.3).

LICENSEE Supplier	Supplier Address

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TRADEMARK LICENSE AGREEMENT

BETWEEN HP AND LICENSEE

Exhibit 2

Trademarks

HP Trademarks

Words: HP

Logos: for products, advertising, packaging (“Circle Logo Treatment”):

Logo for Business Cards only: HP Partner Insignia:

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TRADEMARK LICENSE AGREEMENT

BETWEEN HP AND LICENSEE

Exhibit 3 Right-to-License Fee, Royalty Rates and Minimum Quarterly and Minimum Annual Royalties

1	Right-to-License Fee: US$250,000 payable in 2 installments: $125,000 on October 1, 2016 and $125,000 on April 1, 2017.

2	Royalty Rates: shall apply to all sales of HP Branded Products as shown in the following table

Royalty
Rate
Hardware	4%
Accessories	10%
Services	10%

3 Minimum Annual Royalties and Minimum Quarterly Royalties:

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Annual
	Jan 1 - Mar 30	Apr 1 - Jun 30	Jul 1 - Sep 30	Oct 1 - Dec 31	Total
Sales Year 1: (Jan 1, 2017 – Dec 31, 2017)	$82,500	$82,500	$82,500	$82,500	$330,000
Sales Year 2: (Jan 1, 2018 – Dec 31, 2018)	$247,500	$247,500	$247,500	$247,500	$990,000
Sales Year 3: (Jan 1, 2019 – Dec 31, 2019)	$437,500	$437,500	$437,500	$437,500	$1,750,000

For the Renewal Term, Miminum Quarterly Royalties will be $500,000 per quarter.

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TRADEMARK LICENSE AGREEMENT

BETWEEN HP AND LICENSEE

Exhibit 4 Royalty Report

LICENSEE Product Royalty Report (Example)

Period Covered

					Total	Total
					Royalty	Royalty
		Total	Total	Royalty	Due	Due
	Country of	Product	Product	Rate	U.S.	RoW
Product	Distribution	Shipment	Revenue	%	USD	USD
Product ABC	Americas			x.x%	$ mmm
	EMEA			x.x%		$mmm
	Asia Pacific			x.x%		$mmm
Total Product ABC		0	$-		$ mmm	$mmm
Product ABC Sold to HP	Americas			x.x%	$ mmm
	EMEA			x.x%		$mmm
	Asia Pacific			x.x%		$mmm

Total Product ABC Sold to HP		0	$-		$ mmmm	$mmmm

					Total	Total
					Royalty	Royalty
		Total	Total	Royalty	Due	Due
	Country of	Product	Product	Rate	U.S.	RoW
Product	Distribution	Shipment	Revenue	%	USD	USD
Product XYZ	Americas			x.x%	$mmm
	EMEA			x.x%		$mmm
	Asia Pacific			x.x%		$mmm
Total Product XYZ		0	$-		$mmmm	$mmmm
Product XYZ Sold to HP	Americas			x.x%	$mmm
	EMEA			x.x%		$mmm
	Asia Pacific			x.x%		$mmm

Total Product XYZ Sold to HP		0	$-		$mmmm	$mmmm

TOTALS
Total Product Royalties	$mmmm	$mmmm
Total Minimum Royalties for period	$mmmm	$mmmm
Total Royalty due to HP	$mmmm	$mmmm

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TRADEMARK LICENSE AGREEMENT

BETWEEN HP AND LICENSEE

Exhibit 5

Territory

USA & Canada
●	USA
●	US Territories: Guam, US Virgin Islands, American Samoa, Northern Mariana Islands
●	Canada
Europe
●	Austria
●	Belgium
●	Bulgaria
●	Croatia
●	Czech Republic
●	Denmark
●	Finland
●	France
●	Germany
●	Greece
●	Hungary
●	Ireland
●	Italy
●	Luxembourg
●	Netherlands
●	Norway
●	Poland
●	Portugal
●	Romania
●	Serbia
●	Slovenia
●	Slovakia
●	Spain
●	Sweden
●	Switzerland
●	United Kingdom
Africa
●	Angola
●	Morocco
●	Nigeria
●	South Africa
●	Tunisia
Latin America
●	Anguilla
●	Antigua and Barbuda
●	Aruba

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●	Argentina
●	Bahamas
●	Barbados
●	Belize
●	Bermuda
●	Bolivia
●	Brazil
●	British Virgin Islands
●	Cayman Islands
●	Chile
●	Colombia
●	Costa Rica
●	Dominica
●	Dominican Republic
●	Ecuador
●	El Salvador
●	Grenada
●	Guadeloupe
●	Guatemala
●	Haiti
●	Honduras
●	Jamaica
●	Martinique
●	Mexico
●	Montserrat
●	Netherlands Antilles
●	Nicaragua
●	Panama
●	Paraguay
●	Puerto Rico
●	Peru
●	Saint Kitts and Nevis
●	Saint Lucia
●	Saint Vincent Uruguay
Others
●	Australia
●	New Zealand Israel

Notwithstanding any other provision of this Agreement, any country may be removed from this list by HP to comply with U.S. Export laws.

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TRADEMARK LICENSE AGREEMENT

BETWEEN HP AND LICENSEE

Exhibit 6

Approved Distribution Partners

First revision of list to be completed within 60 days of Effective Date of this Agreement, as approved in advance in writing by HP, in its sole discretion, and evidenced by Substitute Exhibit using Substitute Exhibit Template (Exhibit 18).

Company	Country

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TRADEMARK LICENSE AGREEMENT

BETWEEN HP AND LICENSEE

Exhibit 7

Shipment vs. Forecast Reporting Format (Example)

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TRADEMARK LICENSE AGREEMENT

BETWEEN HP AND LICENSEE

Exhibit 8

End-User Warranty Language

LICENSEE will offer substantially the following end-user warranty for HP Branded Products. Any modifications to this language will require prior written approval from HP.

LIMITED WARRANTY

Your HP Product is warranted to be free from defects in materials or workmanship under normal use for [one year] starting on your date of purchase. Your dated sales or delivery receipt is your proof of purchase. You may be required to provide proof of purchase as a condition of receiving warranty service.

During the warranty period, if a defective HP Product covered by this Limited Warranty is returned to the designated HP Service Center, it will be repaired or replaced or, at the option of the Service Center, its purchase price will be refunded. No repair, replacement or refund will be provided unless the defective HP Product is returned to the Service Center at your expense; for some HP Products, no return will be accepted unless the Service Center first provides you with a Return Material Authorization (RMA). If your HP Product has recurring failures, at the option of the Service Center, either you will be furnished with a different product that is equivalent in performance or you will receive a refund of your purchase price. Service Center support may be provided by an HP subcontractor or other third parties. Please see the HP Service Center information provided below.

Where permitted by local law, HP Products and any replacement products or parts may contain new materials or used materials equivalent to new in performance and reliability. Replacement products or parts will have functionality at least equal to that of the product or part being replaced. Replacement products and parts are warranted to be free from defects in materials or workmanship for 90 days, or for the remainder of the warranty period for the HP Product which they are replacing or in which they are installed, whichever is longer.

This Limited Warranty does not include technical assistance. This Limited Warranty does not cover cosmetic damage, loss or damage in transit, or damage resulting from (a) accident, misuse, abuse or other external causes; (b) product elements not supplied by HP; (c) improper site preparation or maintenance; or (d) modification or service by anyone other than HP, an HP Service Center or another HP-authorized service provider.

Limitations/Local Laws

EXCEPT AS EXPRESSLY SET FORTH IN THIS LIMITED WARRANTY, THERE ARE NO OTHERWARRANTIES, EXPRESS OR IMPLIED, FOR YOUR HP PRODUCT. ALL OTHER WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY DISCLAIMED. ANY IMPLIED WARRANTIES IMPOSED BY LAW ARE LIMITED IN DURATION TO THE APPLICABLE WARRANTY PERIOD.

This Limited Warranty gives you specific legal rights, and it is governed by the laws of the state and country in which your HP Product was purchased. You may also have other rights that vary from state to state and country to country. You are advised to consult applicable state and country laws to determine your rights. Some states and countries do not allow any limitation on how long a limited warranty will last, or any exclusion or limitation of incidental or consequential damages. In such states and countries, some of the exclusions or limitations stated in this Limited Warranty may not apply to you.

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Sole Remedies/No Incidental or Consequential Damages

To the extent allowed by local law, the remedies provided in this Limited Warranty are your sole and exclusive remedies. These terms and conditions supersede any prior agreements or representations, including statements made in sales literature or advice given in connection with your purchase.

TO THE EXTENT ALLOWED BY LOCAL LAW, AND EXCEPT AS SPECIFICALLY SET FORTH IN THISLIMITED WARRANTY, IN NO EVENT SHALL HP, ANY HP SERVICE CENTER OR ANY HP-AUTHORIZEDSERVICE PROVIDER BE LIABLE FOR ANY DAMAGES CAUSED BY THE PRODUCT OR THE FAILURE OF THE PRODUCT TO PERFORM, INCLUDING ANY DIRECT, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER LEGALTHEORY, AND WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Locate Your HP Service Center

If you need support during the warranty period, locate the HP Service Center for this product at:

http://www.hp.com/support.

Or use the following contact information:

North America

Europe/Middle East/Africa

Asia Pacific

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TRADEMARK LICENSE AGREEMENT

BETWEEN HP AND LICENSEE

Exhibit 9

Customer Service Processes

1	End User Support.

1.1	LICENSEE shall be solely responsible for providing pre-sales support, post-sales technical support, and warranty support for all Approved Distribution Partners and end user customers.

1.2	Support will be provided in a manner that is consistent with prevailing industry standards and practices for Tier 1 (highest level) branded products and at quality of service levels that are equal to or exceed those that are typical for HP and Tier 1 brand products that are comparable to the HP Branded Products. The product warranties, product packaging and collateral will direct end user customers in a clear and prominent manner to call or e-mail LICENSEE’s warranty support teams for assistance with any questions or problems related to HP Branded Products. LICENSEE will cooperate with HP so that end user customer support emails or calls about HP Branded Products that are made to HP may be seamlessly redirected to LICENSEE’s appropriate service and support centers. LICENSEE may not express or imply that HP is responsible for product support.

1.3	LICENSEE’s employees may not represent themselves as employees of HP. LICENSEE customer support personnel may identify themselves in the following manner:

1.3.1	Acceptable example:

“Product support for HP products, how may I help you...”

1.3.2	The following is an example of unacceptable brand licensee employee identification statements:
“HP product support, how may I help you...?”

1.4	LICENSEE shall identify and keep current a primary and secondary support contact for marketing communications and pre-sales and post-sales support.

1.5	LICENSEE shall report promptly to HP all suspected defects in HP Branded Products.

2	Product Support Strategy Document

2.1	Prior to shipment of HP Branded Products, LICENSEE and HP will prepare, and HP will approve a written Product Support Strategy Document. LICENSEE may from time-to-time suggest changes to Product Support Strategy Document to meet changing market or product needs. HP may, at its sole discretion, from time-to-time, require changes to the Product Support Strategy Document to maintain consistency of HP customer support experience, to meet local law requirements, or to improve customer support experience. Product Support Strategy Document changes must be approved by HP prior to their implementation. For each new category of product added to this Agreement, prior to shipment of such new category products, the Product Support Strategy Document may be amended or as appropriate, an additional Product Support Strategy Document will be drafted by LICENSEE and HP and approved by HP. The Product Support Strategy Document shall include, but not be limited to the following:

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2.1.1	Scope of and processes for:

(a)	E-mail support

(b)	Phone support

(c)	Web support

2.1.2	Reporting to be provided for base measurements of support quality

2.1.3	Support process communication procedures including templates and process flows for all methods of communication

2.1.4	Metrics of support quality and ongoing quality reporting requirements

2.1.5	Generic templates for each method of support

2.1.6	Support escalation paths to LICENSEE and to HP

2.1.7	Regional specific information including:

(a)	Definition of regions

(b)	Localized templates

(c)	Specific alterations to worldwide support models

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TRADEMARK LICENSE AGREEMENT

BETWEEN HP AND LICENSEE

Exhibit 10 Product Warranty and Returns Data

LICENSEE will provide a monthly report that will include the following:

(a)	Total number of calls handled by support centers,

(b)	Phone support call rate (total number of calls divided by total sales number) in the form of a graph that will track this data historically,

(c)	Total number of e-mails handled by support centers,

(d)	E-mail support contact rate (total number of e-mails divided by total sales number),

(e)	Pareto of issues received by each phone and e-mail centers,

(f)	Pareto of total contact volume per product type, and

(g)	Action plans (if necessary)

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TRADEMARK LICENSE AGREEMENT

BETWEEN HP AND LICENSEE

Exhibit 11 HP Product Quality System Requirements

Quality Assurance Program.

HP’s Quality Assurance Program is divided into the five areas that are described in this Exhibit 11. The first four concern Products and the fifth addresses Services included within HP Branded Products. Documentation required by LICENSEE as set forth in this Exhibit 11, and any revisions or changes thereto, must be submitted to the HP Program Manager for written approval. Once written approval is provided by the HP Program Manager to LICENSEE, such document will be deemed as incorporated into this Agreement. LICENSEE must integrate any revised changes into their quality control systems, documents, and processes. LICENSEE must be able to provide evidence of compliance with the provisions of this Exhibit 11 when requested by HP. The aforementioned documentation required from LICENSEE shall become part of the Quality Standards.

1	Product Quality Monitoring.

1.1	Documents and Processes.

1.1.1	Quality Report Format or Example:

1.1.1.1	LICENSEE will present to HP documentation of the quality and inspection processes required of each of its final product assembly lines and major component suppliers.

1.1.1.2	LICENSEE will submit and present the Quality Report format or an example report for HP approval.

1.1.2	Finished Goods Product Audit Report Format or Example:

1.1.2.1	LICENSEE will submit and present the FGI Product Audit Report format or an example for HP approval.

1.2	Performance.

1.2.1	Supplier quality and product inspection data for HP Branded Products:

1.2.1.1	LICENSEE will maintain records of supplier quality and finished goods inspection results.

2	Product Qualification.

LICENSEE will not sell, or otherwise distribute, a LICENSEE product under HP’s Trademarks as provided in this Agreement until the following requirements have been performed to meet HP’s requirements: 1) qualification reports delivered and presented to the HP Program Manager; and, 2) LICENSEE has received approval from HP for product release. LICENSEE will make, or have made, the HP Branded Products in a way that meets or exceeds the performance and Quality Standards as defined in the product specification, which may be amended by written agreement from time to time. LICENSEE will perform, and fund, the cost of product qualification according to these specifications. These specifications and requirements would include, but not be limited to, the following:

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2.1	Performance.

2.1.1	HP Test Report. If HP performs testing on the product for qualification, a test report will be submitted to LICENSEE as part of the qualification.

2.1.2	HP Written Product Release. HP will provide to LICENSEE written approval for product releases.

2.1.3	Supplier Test Report for HP Branded Products. LICENSEE will submit and present a qualification test report to HP for release approval.

2.1.4	Qualification Samples. LICENSEE will provide a reasonable number but no more than twenty (20) working samples of each (base model) qualified product to HP. All samples will be provided free of charge.

	2.2	Documents and Processes.

		2.2.1	Supplier Qualification Test Plan or Example. LICENSEE will submit and present a qualification plan or example for HP approval.

3	Production Control.

	3.1	Performance.

	3.1.1	Production Audit. Production audit provisions are specified in Section 8.6 of this Agreement.

3.2	Documents and Processes.

	3.2.1	LICENSEE will provide the following documents for HP’s approval prior to HP Qualification:

3.2.1.1	List of approved manufacturing sites and production lines.

3.2.1.2	List of approved sources of critical components and manufacturing equipment.

4	Product Specifications and Quality Standards.

4.1	Documents and Processes.

LICENSEE will provide the following documents for HP approval prior to HP Qualification:

4.1.1	Product specifications document. The product specifications document will contain, but not be Limited to the Quality Standards, quality requirements, and product specifications.

4.1.2	Packaging test procedures.

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5	Services Qualification. LICENSEE will not sell, or otherwise distribute, an LICENSEE service under HP’s Trademarks as provided in this Agreement until the following requirements have been performed to meet HP’s requirements: 1) qualification reports delivered and presented to the HP Program Manager; and, 2) LICENSEE has received approval from HP for service release. LICENSEE will make, or have made, the HP Branded Service in a way that meets or exceeds the design, performance and Quality Standards as defined in the product specification, which may be amended by written agreement from time to time. LICENSEE will perform, and fund, the cost of the service qualification according to these specifications. These specifications and requirements would include, but not be limited to, the following:

5.1	Services Web Design: LICENSEE will adhere to HP’s branding requirements for all HP branded on-line services web sites. Proposed site layouts will be delivered to HP and LICENSEE will receive written approval prior to generally releasing the HP branded service.

5.2	Platform Availability: LICENSEE will submit and present a quarterly services platform availability report that includes platform availability by calendar month, outage details, mean time to restore, outage resolution details and access to consumer complaints related to availability.

5.3	Website Performance.

5.3.1	Website Marketing Metrics. LICENSEE will submit and present a quarterly performance metrics report that provides unique vistor traffic, repeat visitors, bounce rate, direct traffic, landing page perchase conversions.

5.3.2	Website Responsiveness Metrics. A report should be submitted that measures the speed and responsiveness of the website and includes load time, mobile and pc website responsiveness, website load details and slow connection details.

5.4	Documents and Processes. LICENSEE will submit for HP’s written approval a services qualification and test plan focused on testing the websiteperformance of the website and platform related to the service.

5.5	Security.

5.5.1	HP Security Assessment. LICENSEE will participate in an initial HP security assessment and then on an ongoing basis throughout the term of the agreement. LICENSEE will address all critical security issues raised as part of HP securities evaluation prior to the service launch and then also on an ongoing basis.

5.5.2	LICENSEE Self Security Assessments. LICENSEE will conduct its own network security assessments and yearly audits to ensure that the network is hardened and addresses ongoing penetration issues. A report shall be provided to HP on a yearly basis that details the findings of any major security related issues and their associated resolution.

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TRADEMARK LICENSE AGREEMENT

BETWEEN HP AND LICENSEE

Exhibit 12

Insurance Requirements

1	Minimum Insurance Coverage.

During the term of this Agreement and at all times that LICENSEE performs services for HP, LICENSEE shall maintain in full force and effect, at LICENSEE’s own expense, the following minimum insurance coverage.

2	Workers’ Compensation or Social Scheme and Employers Liability Insurance.

Workers’ Compensation shall be as required by any applicable law or regulation having jurisdiction over LICENSEE’s employees. If the jurisdiction has a Social Scheme, LICENSEE agrees to be in full compliance with laws thereof. The Employers Liability Insurance limit shall be the local currency equivalent of $1,000,000 USD. Where permitted by law, such policies shall contain waivers of the insurer’s right of subrogation against HP, its subsidiaries, officers, directors and employees. .

3	General Liability Insurance (Public or Civil Liability).

LICENSEE shall carry General Liability Insurance covering liability arising from:

a.	Premises;

b.	Operations;

c.	Independent Contractors;

d.	Products and Completed Operations;

e.	Contractual Liability

Policy limits shall be the local currency equivalent of:

$1,000,000 USD per Occurrence (Combined Single Limit) and $2,000,000 General Aggregate.

HP, its subsidiaries, officers, directors and employees shall be named as Additional Insureds under the policy. It is agreed the insurance afforded such Additional Insureds shall apply as primary insurance and that any other insurance carried by HP shall be excess only and shall not contribute with this insurance.

If “claims made” policies are provided, LICENSEE shall maintain such policies at the above stated minimums, for at least three (3) years after the expiration of the Term.

4	Professional Liability.

LICENSEE shall carry Professional Liability Insurance with a combined single limit in the local currency equivalent of $5,000,000 USD per occurrence. Such insurance shall cover any and all errors, omissions or negligent acts in the delivery of Products, Services and Licensed Programs under this Agreement. Such errors and omissions insurance shall include coverage for claims and losses with respect to network risks (including but not limited to data breaches, unauthorized access/use, ID theft, invasion of privacy, damage/loss/theft of data, degradation, downtime, etc.) and intellectual property infringement (including but not limited to copyrights, trademarks, service marks and trade dress). The retroactive coverage date on the Professional Liability Insurance shall be no later than the Effective Date on the Agreement. LICENSEE shall maintain an extended reporting period providing that claims first made and reported to the insurance company within two (2) years after termination of the Agreement will be deemed to have been made during the policy period.

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5	Certificate of Insurance.

Upon request, LICENSEE shall furnish Certificates of Insurance acceptable to HP. The Certificates of Insurance shall provide that there will be no cancellation or reduction of coverage without thirty (30) days prior written notice to HP. All insurance policies will be written by a company authorized to do business in the territory and jurisdiction where the project is located. In no event will the coverage or limits of any insurance maintained by LICENSEE herein or the lack of availability of any other insurance, limit or diminish in any way LICENSEE’s obligations or liability to HP under this Agreement. Any acceptance of insurance certificates by HP shall not limit or relieve LICENSEE of the duties and responsibilities assumed by it under this Agreement.

6	Deductibles and Self-Insured Retentions.

All deductibles or self-insured retentions (if any), including those related to defense costs, are the sole responsibility LICENSEE.

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TRADEMARK LICENSE AGREEMENT

BETWEEN HP AND LICENSEE

Exhibit 13

LICENSEE Agreement with Suppliers

LICENSEE and each Supplier must enter a written agreement, substantially similar to the following, prior to any supply of HP Branded Products that includes the following terms and conditions (the “Supply Agreement”):

[SUPPLIER]

[ADDRESS]

Re: Trademark License Agreement by and between LICENSEE, a [     ] corporation (“COMPANY”), and HP Inc., a Delaware corporation (“HP”), (the “License Agreement”)

Ladies and Gentlemen:

The Company and _____________________ (“Supplier”), agree, acknowledge and confirm that (i) the Company and HP have entered into the License Agreement pursuant to which, in pertinent part, HP licensed the right to manufacture HP Branded Products (as defined in Exhibit “A” to this Agreement) bearing the HP Trademarks (as defined in Exhibit “B” to this Agreement), and (ii) Supplier will manufacture certain HP Branded Products bearing the HP Trademarks for the Company. In connection therewith, Supplier agrees to the following terms and conditions:

(a)	Supplier may only manufacture HP Branded Products in quantities authorized by the Company and according to the Company’s instructions.

(b)	Supplier will comply with HP’s specifications and instructions regarding display of the HP Trademarks on the HP Branded Products which will be provided by the Company to Supplier.

(c)	Supplier may not furnish products bearing the HP Trademarks to anyone other than the Company.

(d)	HP Branded Products must meet or exceed the level of quality specified by the Company and HP. The quality shall be at least equivalent to representative samples approved in writing by HP and provided to Supplier by the Company. Any material changes will require re-approval by the Company and HP.

(e)	Upon request by the Company or HP, Supplier will make available to the Company or HP a current sample of each unique model of the HP Branded Products.

(f)

The Company will ensure that HP, Hewlett-Packard Development Company, L.P. and its Affiliates are third party beneficiaries of any purchase order or other contract involving application of the HP Trademarks.

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(g)	Supplier will not dispose of non-conforming products bearing the HP Trademarks without first removing the HP Trademarks, or if removal is impractical, destroying the products.

(h)	For the period of time beginning on the date of this Agreement and ending upon termination of the agreement, Supplier shall maintain complete, true and accurate records of its activities under this Agreement, including records pertaining to the manufacture or disposition of HP Branded Products.

(i)	Supplier will give the Company and HP and their designated representatives or independent third parties complete access to any of its facilities that are in any way related to HP Branded Products and a right to audit Supplier’s records and books related to the subject matter of this Agreement.

(j)	Upon termination of the License Agreement or the manufacturing agreement between the Company and Supplier in connection with HP Branded Products, at HP’s or the Company’s option, Supplier must, promptly after receipt of a written request from HP or the Company, destroy or deliver to HP any plates, molds and similar devices bearing the HP Trademarks.

(k)	Supplier will exercise due care to ensure that products bearing the HP Trademarks that are not authorized are not manufactured at its facilities or by its subcontractors. Without limiting the foregoing, Supplier will cooperate with HP and the Company into any investigation into unauthorized product manufacture or production or distribution or sale.

(l)	Supplier must obtain prior written approval from HP and the Company for any subcontractors it proposes to use for work that involves application of the HP Trademarks.

(m)	Supplier will remain primarily liable for any breach of contract or actionable harm of any kind based on any act or failure to act by any subcontractor, whether such act or failure is intentional or otherwise. Supplier will indemnify and hold HP and the Company and their respective affiliates (collectively, the “Indemnified Parties”) harmless for any loss, cost, damage or expense, including attorney’s fees, incurred by the Indemnified Parties on account of any act or failure to act by Supplier or its subcontractors that causes or contributes to any harm of any kind to the Indemnified Parties.

(n)	The terms of this Agreement will be held and maintained in strict confidence. Without limiting the foregoing, Supplier will not publicly disclose that it supplies HP Branded Products to the Company without HP and the Company’s prior written consent.

(o)	Supplier represents and warrants that in all countries in which Supplier, and to Supplier’s knowledge, information and belief, Supplier’s authorized subcontractors, do business, their respective operations comply with all applicable laws and regulations governing protection of the environment, employee health and safety, and labor and employment practices, including but not limited to, laws and regulations relating to working hours, working conditions, wages, benefits, child labor, forced labor, freedom of association, and equal employment opportunity.

(p)	Supplier will bind its subcontractors to the same restrictions and obligations as Supplier is bound under this Agreement through a written agreement.

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By signing below, Supplier acknowledges and agrees to the above terms and conditions.

Sincerely,

           LICENSEE, INC.

ACCEPTED AND AGREED effective the ____ day of ______________, 2010.

[SUPPLIER]

By:______________________________

Name:____________________________

Title:_____________________________

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TRADEMARK LICENSE AGREEMENT

BETWEEN HP AND LICENSEE

Exhibit 14

Personal Data Protection

In order to protect information defined as Personal Data below, HP and LICENSEE agree to the following:

1	Personal Data.

In this Agreement personal data (“Personal Data”) shall mean any information related to any identified or identifiable natural person, including HP’s employees, customers, subcontractors, partners or any other third party (including such third parties’ employees) and any other additional data deemed as Personal Data under the applicable personal data protection laws, which is available to LICENSEE pursuant to this Agreement.

2	Processing and Use of Personal Data.

2.1	LICENSEE may process and use the Personal Data only to perform its obligations under this Agreement and may disclose them only to LICENSEE’s employees that have a need-to-know them for the performance of such obligations, have received privacy training from LICENSEE, and are bound by confidentiality obligations not less restrictive than those contained in this Agreement. LICENSEE may not sell, rent or lease Personal Data to any Entity.

2.2	LICENSEE may not disclose the Personal Data to any other third party, even for their preservation, nor transfer the Personal Data to any third country without the prior written consent of HP. In case LICENSEE is authorized by HP for subcontracting any services involving collecting, using, storing, transferring and otherwise processing Personal Data, LICENSEE will agree with its subcontractors to protect and process the Personal Data under terms no less restrictive than those contained in this Exhibit 14. Furthermore, HP reserves the right, at its sole option, to enter into additional confidentiality agreements directly with such subcontractors in order to ensure adequate protection of Personal Data and comply with any applicable laws.

3	Agreement Coordinator.

The Program Manager for each Party identified on Exhibit 17 shall be the Privacy Coordinator (“Privacy Coordinator”) for that Party in coordinating the disclosure, receipt, management and processing of Personal Data.

4	Security Measures.

LICENSEE shall use the same degree of care, but never less than a reasonable degree of care, to prevent unauthorized use, dissemination, or publication of the Personal Data, as its uses to protect its own information of similar nature, and will implement any technical and organizational measures to protect Personal Data which are required by the applicable law.

At a minimum, LICENSEE agrees:

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4.1	To implement appropriate technical and organizational measures to protect Personal Data against (i) accidental or unlawful destruction or loss; (ii) unauthorized disclosure or access, in particular where processing involves the transmission of Personal Data over a network; (iii) alteration; and (iv) all other unlawful forms of processing.

a.	To implement appropriate procedures to ensure that (i) unauthorized persons will not have access to the data processing equipment used to process the Personal Data; (ii) any persons it authorizes to have access to the Personal Data will respect and maintain the confidentiality and security of the Personal Data; and (iii) the measures and procedures that it uses will be sufficient to comply with all applicable legal requirements.

5	Additional LICENSEE Obligations.

	5.1	LICENSEE agrees:

		5.1.1	To act only in accordance with the requirements of this Agreement or on instructions from HP in connection with protecting, collecting, storing, transferring, and otherwise processing of Personal Data.

		5.1.2	Not to copy or reproduce any Personal Data without the express written permission of HP, except as technically necessary to comply with this agreement (e.g. duplication of data stocks as backup protection against loss of data).

		5.1.3	To immediately notify the HP Privacy Coordinator by telephone and follow up in writing if it becomes aware of any actual, suspected or alleged unauthorized use of, disclosure of, or access to Personal Data by itself or others, including notification of loss or suspected loss of data whether or not such data has been encrypted. LICENSEE will cooperate with HP in the manner reasonably requested by HP and in accordance with law, including but not limited to: conducting the investigation; cooperating with authorities; notifying affected persons, credit bureaus, or Entities deemed appropriate by HP; and issuing press releases. Such cooperation will include without limitation (i) HP access to LICENSEE records and facilities; (ii) LICENSEE provision of all relevant data and reports to HP; and (iii) prior advance approval by HP of any notifications to impacted individuals or press releases.

		5.1.4	To inform HP promptly in writing if LICENSEE is of the opinion that any instruction from HP violates the applicable personal data protection regulations.

5.2	When collecting, using, storing, transferring, and otherwise processing, LICENSEE shall adhere to all applicable export and personal data laws, regulations and rules.

5.3	LICENSEE will handle any Personal Data in a manner consistent with then current HP Privacy Policy, available at
www.hp.com/hpinfo/globalcitizenship/privacy/masterpolicy.html.

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6	Records.

	6.1	Upon request by HP or upon termination of this Agreement, LICENSEE shall deliver to HP any Personal Data in its possession and destroy any copies of Personal Data in LICENSEE’s files, unless otherwise required under operation of law.

	6.2	Upon request by HP with reasonable notice and during business hours, LICENSEE agrees to submit its data processing facilities, data files and documentation needed for processing to auditing by HP (or a duly qualified independent auditor or inspection authority selected by HP for such purpose and not reasonably objected to by LICENSEE) to ascertain compliance with this Exhibit 14.

7	Duration.

The obligations specified in Exhibit 14 will survive any termination or expiration of this Agreement.

8	Liability.

LICENSEE will indemnify and hold HP harmless from any cost, charge, damages, expense or loss resulting from the breach of this Exhibit 14 by LICENSEE or any unlawful processing or act incompatible with the applicable laws by LICENSEE.

9	Disclaimers.

Nothing in this Agreement shall be construed as an obligation (i) to disclose any particular information; (ii) to incorporate any disclosed information into a product; and (iii) to warrant the accuracy or completeness of any information disclosed hereunder.

10	Entire Agreement.

These terms constitute the entire agreement with regard to Personal Data communicated among the Parties, or received from Approved Distribution Partner or end user customer under this Agreement. Any additions or modifications must be mutually agreed in writing. Notwithstanding the foregoing, nothing in this Exhibit 14 will be construed as an exclusion of any laws, regulations, or rules pertaining to protection of personal data or export regulations that may be applicable to the services provided by LICENSEE under this Agreement and that must be observed by LICENSEE.

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TRADEMARK LICENSE AGREEMENT

BETWEEN HP AND LICENSEE

Exhibit 15

HP Approved Bundled Products

(none at this time)

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TRADEMARK LICENSE AGREEMENT

BETWEEN HP AND LICENSEE

Exhibit 16

Product Road Map

First revision of list to be completed within 60 days of Effective Date of this Agreement and evidenced by Substitute Exhibit using Substitute Exhibit Template (Exhibit 18).

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TRADEMARK LICENSE AGREEMENT

BETWEEN HP AND LICENSEE

Exhibit 17

Program Managers

Program Managers	Title	Phone	E-Mail

HP

Kerwyn Ballinger	PS Alliance Manager	+1-970-898-8641	Kerwyn.ballinger@hp.com

LICENSEE

Bob Gruder	CEO	+1-704-277-2089	bgruder@lifeclips.com

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TRADEMARK LICENSE AGREEMENT

BETWEEN HP AND LICENSEE

Exhibit 18 - Substitute Exhibit Template

As provided in Section 22.13 of the Agreement, amended versions of Exhibits 6, 9, 10, 11, 15, 16 and 17 may be substituted from time to time as part of the Agreement if and only if a written instrument substantially in the form below is signed by the Program Manager of each of HP and LICENSEE. Permitted substitute Exhibits must follow the following format, which refers to Exhibit 1 and its title for purposes of illustration:

[Beginning of Template Format]

Exhibit [1] to Trademark License Agreement

by and among HP Inc. LICENSEE and LICENSEE, Inc.

HP Branded Products and Approved Suppliers

Agreement Effective Date: DATE

Exhibit Effective Date: __________ ___, 20__

[CONTENT OF REPLACEMENT EXHIBIT]

This replacement Exhibit has been accepted and made a part of the Agreement identified above as of the Exhibit Effective Date indicated above by the Program Managers of each Party, as evidenced by their signatures below.

For HP Inc.:	For Life Clips, Inc.

Signature	Signature

Name	Name

Title	Title

Date	Date

[End of Template Format]

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